                              AMENDED AND RESTATED
                            JOINT VENTURE AGREEMENT
                                       OF
                         COGEN TECHNOLOGIES NJ VENTURE

         THIS AGREEMENT made and entered into as of the 25th day of August, 1986, by and among COGEN TECHNOLOGIES NJ, INC., a Delaware corporation ("Cogen"), BAYONNE, INC., a New Jersey corporation ("CEA"), PSVO BAYONNE, INC., a Delaware corporation ("PSVO") and TRANSCO COGENERATION COMPANY, a Delaware corporation ("TCC") (collectively referred to herein as the "Venturers" and individually referred to as a "Venturer");

                                  WITNESSETH:

         WHEREAS, under date of February 21, 1986, Cogen, CEA and Northern Cogeneration Five Company (predecessor to ECFC), executed a Joint Venture Agreement of Cogen Technologies NJ Venture (the "Prior J/V Agreement"), along with a letter agreement specifying certain understandings among such parties relative to the Prior J/V Agreement, and

         WHEREAS, the parties desire to amend and restate the Prior J/V Agreement, and

         WHEREAS, the Venturers have agreed and do hereby agree to amend and restate the Prior J/V Agreement, and to form a joint venture under the laws of the State of New Jersey for the purpose of constructing, owning and operating a cogeneration facility on land at or near Bayonne, New Jersey.

         NOW, THEREFORE, for and in consideration of the premises and the payments and services to be made or rendered as described herein, the Venturers do hereby agree, each with the other, as follows:

                                  DEFINITIONS

         The following definitions shall be applicable to the terms set forth below as used in this Agreement:

         (1) "Affiliate" means any individual, corporation, partnership, trust or other entity controlling, controlled by or under direct or indirect common control with any Venturer.

         (2) "Agreement" means this Amended and Restated Joint Venture Agreement of Cogen Technologies NJ Venture, as the same may be amended or modified from time to time in accordance with the terms hereof.

         (3) "Available Cash" means, at the time of determination, all cash received by the Venture from any source and not required for the Venture's current business operations or for the establishment of reasonable reserves (the amount of such reserves to be determined from time to time by Majority Vote of the Venturers).

         (4) "Capital Contributions" means all sums and the agreed fair market value of the contract rights and other property which the Venturers have contributed to the capital of the Venture as reflected in Article 4 hereof (together with any contributions of cash or property subsequently made by the Venturers as authorized herein).

         (5) "Code" means the Internal Revenue Code of 1954, as amended and in effect on the effective date hereof and, to the extent applicable, as subsequently amended.

         (6) "Construction/Term Loan" means the construction and term loan or loans contemplated to be obtained by the Venture as more fully provided for in
Section 4.6 hereof.

         (7) "Conversion Dates" means the First Conversion Date and Second Conversion Date.

         (8) "Distributive Share" means the interest of a Venturer in the profits and losses of the Venture, stated as a percentage and, for all Venturers, aggregating one hundred percent (100%), exclusive of the unpaid balance of any loans from time to time made by a Venturer to the Venture or another Venturer.

         (9) "Electric Power Sale Agreement" means that certain Agreement for Purchase of Electric Power Between Cogen Technologies NJ, Inc. and Jersey Central Power & Light Company, dated October 29, 1985, as may be amended from time to time.

         (10) "First Conversion Date" means the first day of the month following the month during which the Venturers, other than Cogen, shall have received distributions of Available Cash from the Venture in an aggregate amount equal to the Capital Contributions made by such Venturers plus an Internal Rate of Return thereon equal to 23%.

         (11) "Internal Rate of Return" means an after tax rate of return described in Exhibit A attached hereto and made a part hereof. For all purposes of this Agreement, Internal Rate of Return shall be computed on the basis of maximum statutory federal and New Jersey corporate income tax rates and on the basis of federal and New Jersey income tax laws in effect from time to time. The Internal Rate of Return shall apply only with respect to contribitions actually made, and from and after the date such contributions are made, with any recapture of investment tax credit resulting from the occurrence of a Conversion Date treated as the making of an additional contribution to the Venture.

         (12) "Kidder Peabody Agreement" means that certain agreement dated February 13, 1986, by and between Cogen and Kidder Peabody & Co., Incorporated, providing for the performance by Kidder Peabody & Co., Incorporated, of certain services for Cogen and/or the Venture, and for the payment to Kidder Peabody & Co., Incorporated of certain commissions therefor.

         (13) "Lease" means that certain Lease Agreement dated May 22, 1986, by and between Bayonne Industries, Inc. and IMTT-Bayonne, as "Lessor," and Cogen, as "Lessee," covering certain tracts or parcels of land situated in Bayonne, New Jersey and being described on Exhibit B attached hereto and made a part hereof, or such other tracts as may be approved by Majority Vote of the Venturers.

         (14) "Liquidator" means the party or parties actually conducting the liquidation of the Venture in accordance with Section 14.7 hereof.

         (15) "Majority Vote of the Venturers" means a vote of the members of the Managing Committee representing in excess of 50% of the votes which the members are entitled to cast. The term "Majority Vote" when used with respect to a class not including all Venturers, means a vote representing in excess of 50% of the votes which the members of such class on the Managing Committee are entitled to cast, weighted, in the case of ECFC, CEA, PSVO and TCC, in the manner hereinafter provided in Section 7.3 hereof.

         (16) "Manager" means the individual or firm employed or retained by the Managing Venturer to oversee and supervise the day to day operation and maintenance of the Project, subject to the control of the Managing Venturer.

         (17) "Managing Committee" means a committee composed of seven individuals, in which three members are appointed by Cogen, and one member is appointed by each other Venturer.

         (18) "Managing Venturer" means Cogen or such future Managing Venturer which shall be designated as such by the Venturers in accordance with the terms hereof.

         (19) "Management Fee" means an amount equal to one and one-half percent (1-1/2%) of gross revenues from the Project received by the Venture each month.

         (20) "Partnership Act" means the Uniform Partnership Act as adopted and amended in the State of New Jersey.

         (21) "Post-First Conversion Date Distributive Share" means the Distributive Share of the Venturers from and after the occurrence of the First Conversion Date until the occurrence of the Second Conversion Date as set forth in Section 3.2 hereof.

         (22) "Post-Second Conversion Date Distributive Share" means the Distributive Share of the Venturers from and after the occurrence of the Second Conversion Date, as set forth in Section 3.3 hereof.

         (23) "Pre-First Conversion Date Distributive Share" means the Distributive Share of the Venturers prior to the occurrence of the First Conversion Date, as set forth in Section 3.1 hereof.

         (24) "Project" means the cogeneration facility to be constructed, owned and operated by the Venture at or near Bayonne, New Jersey.

         (25) "Second Conversion Date" means the first day of the month following the month during which the Venturers, other than Cogen, shall have received distributions of Available Cash from the Venture (inclusive of distributions made prior to and including the First Conversion Date) in an aggregate amount equal to the Capital Contribution made by such Venturers plus an Internal Rate of Return thereon equal to 30%.

         (26) "Steam Producing Facilities" means the boilers and other facilities covered by the Steam Producing Facility Agreements.

         (27) "Steam Producing Facility Agreements" means, collectively, the following agreements:

         (a) Purchase and Sale Agreement dated May 22, 1986, between Bayonne Industries, Inc. and IMTT-Bayonne, as "Sellers," and Cogen, as "Buyer".

         (b) Bill of Sale dated May 22, 1986, from Bayonne Industries, Inc. and IMTT-Bayonne to Cogen.

         (c) Promissory Note dated May 22, 1986, from Cogen to Bayonne Industries, Inc. in the original principal amount of $2,600,000.00.

         (d) Promissory Note dated May 22, 1986, from Cogen to Bayonne Industries, Inc. in the original principal amount of $600,000.00.

         (e) Security Agreement dated May 22, 1986, between Cogen and Bayonne Industries, Inc.

         (f) Easement dated May 22, 1986, from Bayonne Industries, Inc. and IMTT-Bayonne to Cogen.

         (g) Steam Producing Facilities Lease Agreement dated May 22, 1986 between Cogen, as lessor, and IMTT-Bayonne, as lessee.

         (h) Option Agreement dated May 22, 1986 between Bayonne Industries, Inc. and Cogen.

         (28) "Steam Sale Agreement" means that certain Agreement Between Cogen Technologies NJ, Inc. ("Seller") and IMTT-Bayonne ("Buyer") for the Sale of Steam and Electricity From a Cogeneration Plant, dated June 13, 1985, as amended by Amendment dated May 22, 1986, between such parties, and as may be amended from time to time.

         (29) "System Supply Agreement" means an agreement contemplated to be executed by and between the Venture and a contractor, under which the contractor agrees to provide and install on the site for the Project, all improvements, equipment and appurtenances constituting the Project (including start-up and testing), said agreement to be in such form as may be approved by the Managing Venturer (after consultation with the Managing Committee).

         (30) "2/3 Vote of the Venturers" means a vote of the members of the Managing Committee representing at least 66-2/3% of the votes which the members thereof are entitled to cast, such vote to be weighted in the manner contemplated under Section 7.3 hereof.

         (31) "Venture" means the joint venture entered into and formed by the Venturers pursuant to this Agreement and the Partnership Act.

         (32) "Venture Loan" means any loan made by a Venturer to the Venture, as permitted under Section 7.4 hereof, except such term shall not refer to the Construction/Term Loan should such loan be made by a Venturer or an Affiliate of a Venturer.

         (33) "Wheeling Agreement" means any agreement by and between Cogen, or if executed after the date hereof, the Venture, and Public Service Electric & Gas Company, regarding the provision of transmission and interconnection services.

                                   ARTICLE 1

                          FORMATION OF JOINT VENTURE

         1.1. The Prior J/V Agreement is hereby amended and restated in its entirety. The Venturers hereby enter into and form a joint venture under the laws of the State of New Jersey for the limited purposes and upon the terms and provisions set out herein.

         1.2. The name of the Venture shall be "Cogen Technologies NJ Venture". The Venturers shall execute all assumed or fictitious name certificates and take all other action required by law to comply with the Partnership Act and the assumed name act, fictitious name act or similar statute in effect in each jurisdiction or political subdivision in which the Venture proposes to do business.

         1.3. The rights and obligations of the Venturers and the administration, dissolution and termination of the Venture shall be governed by, and this Agreement shall be construed in accordance with, the laws of the State of New Jersey, including the Partnership Act.

         1.4. The purpose of the Venture shall be limited strictly to (i) acquiring, constructing, owning, maintaining, operating, repairing, improving, rebuilding, altering, replacing, leasing, selling, mortgaging, hypothecating or otherwise using and dealing with the Project and the Steam Producing Facilities,
(ii) producing and selling electricity and steam from the Project and the Steam Producing Facilities, and (iii) engaging in any and all activities related or incident thereto, including, without limitation, the acquisition, ownership, improvement, operation, sale, lease, mortgage, hypothecation or other use of or dealing with all types and kinds of property.

         1.5. The principal office of the Venture shall be the principal office, from time to time, of the Managing Venturer, but the Venture may have such other place or places of business as the Venturers may from time to time determine to be necessary or appropriate to carry on the business of the Venture.

                                   ARTICLE 2

                                     TERM

         The term of the Venture shall be for a period of thirty (30) years commencing as of the date hereof and ending thirty (30) years thereafter unless dissolved and liquidated at an earlier date pursuant to the provisions of
Article 14 hereof. The term may be extended as often as may be deemed necessary or desirable by unanimous approval of the members of the Managing Committee.

                                   ARTICLE 3

                       DISTRIBUTIVE SHARES OF VENTURERS

         3.1. The Pre-First Conversion Date Distributive Shares of the Venturers are as follows:

    Venturer                        Distributive Share
    --------                        ------------------
      Cogen                             15.00%
      ECFC                              42.50%
      CEA                               29.75%
      PSVO                               8.50%
      TCC                                4.25%

    TOTAL                              100.00%

         3.2 The Post-First Conversion Date Distributive Shares of the Venturers are as follows:

    Venturer                        Distribution Share
    --------                        ------------------
      Cogen                              50.00%
      ECFC                               25.00%
      CEA                                17.50%
      PSVO                                5.00%
      TCC                                 2.50%

    TOTAL                               100.00%

         3.3 The Post-Second Conversion Date Distributive Shares of the Venturers are as follows:

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

    Venturer                        Distributive Share
    --------                        ------------------
      Cogen                             85.00%
      ECFC                               7.50%
      CEA                                5.25%
      PSVO                               1.50%
      TCC                                0.75%

    TOTAL                              100.00%

                                   ARTICLE 4

                      CAPITAL CONTRIBUTIONS AND FINANCING

         4.1. A capital account shall be established and maintained by the Venture for each Venturer. The initial entries in said capital account, based on the initial cash Capital Contributions of the Venturers to the Venture and the agreed fair market value of certain contract rights and other property contributed to the Venture by Cogen (all such initial cash Capital Contibutions, except for $25,581.19 of the sum included below for PSVO, having been made prior to or as of June 30, 1986) are as follows:


    Venturer       Capital Contribution
    --------       --------------------
     Cogen            $1,000,000.00
     ECFC             $  877,905.99
     CEA              $  614,534.19
     PSVO             $  175,581.19
     TCC              $   87,790.59

    TOTAL             $2,755,811.96

         Except as hereinafter set forth in this,Section 4.1, such initial Capital Contributions have been made to the Venture, and except for the contribution by Cogen, have been made in cash. The Venture has paid to Cogen the sum of $975,000 to reimburse Cogen for legal, engineering, environmental, general and administrative costs incurred prior to December 31, 1985 in connection with the Project. Such reimbursement to Cogen will not be deemed a return of capital to Cogen. It is acknowledged that PSVO, as of the effective date hereof, has not contributed $25,581.19 of the sum listed above as its initial capital contribution. PSVO agrees to contribute such sum promptly upon execution of the agreements with the PSVO Affiliates as contemplated under
Section 12.10(f) hereof (and, as of such date to contribute all other amounts which PSVO would have been required to contribute prior to such date had PSVO actually participated as a venturer prior to such date).

         4.2. It is agreed by the Venturers that the fair market value of the Lease and other contracts referred to in Article VII hereof which have been cortributed to the Venture by Cogen is $1,000,000.00 and constitutes Cogen's Capital Contribution to the Venture.

         4.3. After the initial Capital Contributions as set forth in Section
4.1 above have been made, the Venturers (other than Cogen) hereby agree to make additional Capital Contributions in cash on an as-needed basis, as called for by the Managing Venturer and as may be approved by Majority Vote of the Venturers, for development costs of the Project, such contributions, when added to the contributions referred to in Section 4.1 above, not to exceed $3,500,000. Such contributions referred to in the immediately preceding sentence shall not exceed an aggregate amount of $200,000. per month. In addition to the foregoing, the Venturers (other than Cogen) hereby agree to make additional Capital Contributions in cash, such additional Capital Contributions to be made approximately as and when draws are made on the Construction/Term Loan and to be in the ratio of 25% for such contributions and 75% for such draws on such loan. The draw-down budget for the Construction Loan shall be approved by 2/3 Vote of the Venturers. Any call for Capital Contributions in excess of 10% of the amount contemplated under the draw budget (in order to maintain such 25/75 ratio), shall be subject to approval by 2/3 Vote of the Venturers. All additional Capital Contributions shall be paid in the ratio of ECFC-50%; CEA-35%, PSVO-10% and TCC-5%. Each Venturer shall pay its share of each such additional Capital Contribution within ten (10) days after call therefor by the Managing Venturer.

         4.4. The contributions contemplated under Sections 4.1 and 4.3 hereof shall be in a total amount equal to (a) an amount necessary to pay the $3,000,000 indemnity, if necessary, referred to in Section 4.6 hereof and (ii) at least 25% of the total cost of organization of the Venture, plus construction and start-up costs of the Project, including working capital reserves reasonably contemplated to enable generation of positive cash flow from the Project (herein such costs referred to in this subsection (ii) being called "Project Costs"); provided, however, without the approval of all Venturers, the total Project Costs (including the $3,500,000 in development costs referred to in Section 4.3 hereof) shall not exceed $130,000,000.

         4.5. A Venturer's capital account shall be credited with the amounts of such Venturer's initial Capital Contribution, together with the amount of cash or the fair market value of property (net of liabilities secured by such property and assumed by the Venture or to which such property is subject) subsequently contributed, including those contemplated under Section 4-3 above, and shall be credited or charged as the case may be, with such Venturer's Distributive Share of Venture profit or loss each month determined pursuant to Article 6 below. The Managing Committee must unanimously approve any property, other than cash, and the fair market value thereof, which may be contributed to the Venture under Section 4.3 hereof. The amount of cash and the fair market value of property (net of liabilities secured by such property and assumed by the Venturers or to which such property is subject) distributed to Venturers shall be charged against their respective capital accounts. The respective capital accounts of the Venturers shall not bear interest. The capital of the Venture shall not be withdrawn except as provided herein. Notwithstanding the foregoing, without the prior written consent of all Venturers, no Venturer, except as provided in Section 4.3, shall be entitled to make further or additional Capital Contributions (as opposed to loans) to the Venture.

         4.6. As soon as practicable after the date hereof, the Managing Committee shall endeavor to obtain the Construction/Term Loan. The Construction/Term Loan shall be a loan or loans to the Venture, which, except as set forth in the next succeeding sentence hereof, shall be non-recourse to the Venturers, in an amount not to exceed 75% of the cost of construction of the Project secured by assets of the Venture and shall be on terms approved by a 2/3 Vote of the Venturers. (It is understood and agreed, however, that the Construction/ Term Loan may be a limited recourse obligation of the Venturer's to the extent of an amount equal to 25% of the total Project Costs, plus an amount not to exceed $3,000,000 for indemnity of the Lender against environmental liabilities). It is contemplated that the Construction/Term Loan will be in an amount sufficient, when added to the Capital Contributions of the Venturers, to provide all of the financing necessary for the construction, start-up and operational requirements of the Project as described in Exhibit C hereto, including reserves for working capital. The documents evidencing and securing the Construction/Term Loan, upon approval by 2/3 Vote of the Venturers, may be executed by the Managing Venturer on behalf, and as the act and deed, of the Venture. If loan commitments or agreements for the Construction/Term Loan(s) from a lender or lenders acceptable to the Venture containing terms approved by 2/3 Vote of the Venturers are not obtained by the Venture on or before 120 days after the date hereof (it being understood that such commitment(s) may contain conditions, among other things, for the obtaining of all necessary licenses and permits for the Project), the Venture shall be liquidated and dissolved in accordance with the terms of Article 14 hereof, unless the Venturers otherwise agree by 2/3 Vote of the Venturers.

         4.7. In addition to all other rights and remedies the Venture may have hereunder or at law or in equity to enforce payment by each Venturer obligated under Section 4.3 above to make additional Capital Contributions, the Venture shall have the rights and remedies set forth in this Section 4.7. If any such Venturer shall fail to make all such contributions required of such Venturer, then, in the event such default shall not be cured within thirty (30) days after notice shall have been given to such defaulting Venturer by the Venture or any other Venturei not then in default, such defaulting Venturer, at the option of the non-defaulting Venturers, as determined by Majority Vote of the Venturers (other than the defaulting Venturer), shall be expelled from the Venture by notice given to such defaulting Venturer. Upon expulsion, the interest owned by the defaulting Venturer shall be deemed transferred to and owned by the other Venturers on a proportionate basis in accordance with the then-existing respective Distributive Shares of such other Venturers, or on such other basis as shall be agreed upon among the acquiring Venturers. The expelled Venturer shall be entitled to be paid for such interest an amount equal to 25% of the "Agreed Value" of the interest (as defined in Article 13 hereof), and the payment thereof to the expelled Venturer shall be made in the same manner as contemplated under Section 13.3(b) hereof. Such expulsion shall be automatic upon the giving of notice thereof to the defaulting Venturer, but upon request of the Venture or any of the non-defaulting Venturers, the defaulting Venturer agrees to execute any document reasonably requested evidencing the fact that such defaulting Venturer shall thereafter own no interest in the Venture, but whether such defaulting Venturer shall execute any such document shall have no effect on the effectiveness of such expulsion which shall be automatic. it is understood, stipulated and agreed that it is crucial that the respective Venturers fund the Capital Contributions they have agreed to make hereunder, and that the failure of any Venturer to make such required Capital Contpibutions shall cause the Venture to be damaged in an amount which may be speculative and not susceptible to precise calculation. Thus, the Venturers agree that the relinquishment of the defaulting Venturer's interest in the Venture for the payment to such defaulting Venturer of the sum payable under this Section 4.7 upon expulsion of such defaulting Venturer is not a penalty but is in the nature df liquidated damages to the Venture.

         4.8. Notwithstanding the terms of Section 4.7, Section 12.10 or any other provision of this Agreement, no Venturer shall acquire any portion of the interest of the defaulting Venturer to the extent such acquisition would cause the Project to lose its status as a "Qualifying Cogeneration Facility," as defined in the Public Utility Regulatory Policies Act (16 U.S.C.
(S)796(18)(D) and regulations promulgated and cases decided thereunder (hereinafter called "PURPA"), and if any transfer herein provided for would cause such loss of such status, any portion of the interest in excess of that permitted under PURPA prior to loss of such status, shall be owned by the other Venturers in proportion to their respective then-existing Distributive Shares.

                                   ARTICLE 5

                                 DISTRIBUTIONS

         5.1. Subject to the provisions of Section 14.6 below (and the terms of any loan documents executed by the Venture which may provide to the contrary), Available Cash shall be distributed monthly to the Venturers. The total amount and time of any such distribution shall be determined by the Managing Committee having due regard for the foreseeable cash needs of the Venture. Before the First Conversion Date, Available Cash shall be distributed among the Venturers in accordance with their respective Pre-First Conversion Date Distributive Shares; after the First Conversion Date, but prior to the Second Conversion Date, Available Cash shall be distributed among the Venturers in accordance with their respective Post-First Conversion Date Distributive Shares. After the Second Conversion Date, Available Cash shall be distributed among the Venturers in accordance with their respective Post-Second Conversion Date Distributive Shares. The Managing Committee may rely upon the opinion of a nationally recognized independent public accounting firm retained by the Venture from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this Article 5 and under Article 6. In the event it shall have been determined by, such accounting firm that a particular Conversion Date shall have occurred, but thereafter such firm shall determine that due to challenge by the Internal Revenue Service or other taxing authority such Conversion Date should not have occurred, thereafter Available Cash shall be distributed in accordance with the Distributive Shares existing prior to the occurrence of such Conversion Date until, in fact, sufficient Available Cash shall have been distributed to cause the actual occurrence of the Conversion Date in question, and thereafter in accordance with the terms of the third and fourth sentences of this Section 5.1.

          5.2. In the event there shall be distributed to any Venturer (whether upon liquidation of the Venture or otherwise) any property of the Venture other than cash, such property shall first be deemed sold by the Venture at its fair market value (as established by 2/3 Vote of the Venturers), and any deemed gain or loss shall be posted to the capital accounts of the Venturers in the same manner as loss or gain from an actual sale of such property.

                                   ARTICLE 6

                      ALLOCATIONS OF INCOME, GAIN, LOSS,
                             DEDUCTION AND CREDIT

          6.1. All Venture income, gains, losses, deductions and credits shall be computed on a federal income tax basis. Except as provided in Sections 6.2, 6.3, 6.4 and 6.6:

          (a) For each Venture fiscal year which ends prior to the First Conversion Date, Venture income, gains, losses, deductions and credits shall be allocated among the Venturers in accordance with their Pre-First Conversion Date Distributive Shares;

          (b) For each Venture fiscal year which begins after the First Conversion Date and which ends prior to the Second Conversion Date, Venture income, gains, losses, deductions and credits shall be allocated among the Venturers in accordance with their Post-First Conversion Date Distributive Shares;

          (c) For each Venture fiscal year which begins after the Second Conversion Date, Venture income, gains, losses, deductions and credits shall be allocated among the Venturers in accordance with their Post-Second Conversion Date Distributive Shares;

          (d) for each venture fiscal year beginning prior to the First Conversion Date and ending after the First Conversion Date, Venture income, gains, losses and deductions for the days up to but not including the First Conversion Date (and credits on assets actually placed in service during such period) shall be allocated in accordance with subsection 6.1(a) hereof, Venture income, gains, losses and deductions for the remaining days up to but not including the Second Conversion Date (and credits on assets actually placed in service during such period) shall be allocated in accordance with subsection 6.1(b) hereof and Venture income, gains, losses and deduction for the remaining days, if any (and credits on assets actually placed in service during such period), shall be allocated in accordance with subsection 6.1(c) hereof; and

         (e) For each Venture fiscal year beginning after the First Conversion Date and ending after the Second Conversion Date, Venture income, gains, losses and deductions for the days up to but not including the Second Conversion Date (and credits on assets actually placed in service during such period) shall be allocated in accordance with subsection 6.1(b) hereof, and Venture income, gains, losses and deductions for the remaining days (and credits on assets actually placed in service during such period) shall be allocated in accordance with subsection 6.1(c) hereof.

         6.2. Notwithstanding the provisions of Section 6.1, Venture gain from the sale, exchange, abandonment, foreclosure or other disposition (other than by lease) of any Venture property shall be allocated among the Venturers as follows:

         (a) First, gain shall be allocated to each of the Venturers having a negative balance in its capital account to the extent and in the ratio that such Venturers have negative balances in their capital accounts as adjusted to date;

         (b) Second, the remaining gain, if any, shall be allocated as follows:

             (i)  If the First Conversion Date has not occurred:

                  (A) First, if any Venturers' capital accounts (as adjusted for prior allocations) do not have a credit balance equal to or greater than the cash which would have to be distributed to such Venturers in order to cause the First Conversion Date to occur, gain shall next be allocated in the ratio of the Pre-First Conversion Date Distributive Shares to such Venturers in an amount necessary to cause the capital accounts of the Venturers (other than Cogen) to have a credit balance equal to the cash which would have to be distributed to them in order to cause the First Conversion Date to occur;

                  (B) Second, if any Venturers' capital accounts (as adjusted for prior allocations) do not have credit balances equal to or greater than the cash which would have to be distributed to such Venturers in order to cause the Second Conversion Date to occur, gain shall next be allocated in the ratio of the Post-First Conversion Date Distributive Shares to such Venturers in an amount or amounts necessary to cause such capital accounts of the Venturers (other than Cogen) to have credit balances equal to the cash which would have to be distributed to them in order to cause the Second Conversion Date to occur;

                  (C) Third, gain (if any) in excess of the gain allocated in
              (B) above, shall be allocated to the Venturers, in such amounts as will result in the ratio between the aggregate balances in the capital accounts of the Venturers (including any adjustment for the allocations pursuant to the foregoing provisions but reduced by the amount of cash that must be distributed to the Venturers to cause the First and Second Conversion Dates to occur) being equal to their Post-Second Conversion Date Distributive Shares unless after the allocation in (B) above each Venturer's capital account has a zero balance (in which case no gain shall be allocated under this subsection (C); and

                  (D) Fourth, any gain not allocated pursuant to (A), (B) and
              (C) shall be allocated among the Partners in accordance with their Post-Second Conversion Date Distributive Shares.

             (ii) If the First Conversion Date has occurred and the Second Conversion Date has not occurred:

                  (A) First, if any Venturers do not have credit balances equal to or greater than the cash which would have to be distributed to the venturers in order to cause the Second Conversion Date to occur, gain shall be allocated in the ratio of the Post-First Conversion Date Distributive Shares to such Venturers in an amount or amounts necessary to cause the capital accounts of the Venturers (other than Cogen) to have credit balances equal to the cash which would have to be distributed to them in order to cause the Second Conversion Date to occur;

                  (B) Second, gain (if any) in excess of the gain allocated in
              (A) above, shall be allocated to the Venturers, in such amounts as will result in the ratio between the aggregate balances in the capital accounts of the Venturers (including any adjustment for the allocations pursuant to the foregoing provisions but reduced by the amount of cash that must be distributed to the Venturers to cause the Second Conversion Date to occur) being equal to their Post-Second Conversion Date Distributive Shares unless after the allocation under (A) above, each Venture's capital account has a zero balance case no gain shall be allocated under this subsection (B); and

                  (C) Third, any gain not allocated pursuant to (A) and (B)
              shall be allocated among the Venturers in accordance with their Post-Second Conversion Date Distributive Shares.

             (iii) If the Second Conversion Date has occurred:

                  (A) First, gain shall be allocated to the Venturers, in such amounts as will result in the ratio between the aggregate balances in the capital accounts of the Venturers being equal to their Post-Second Conversion Date Distributive Shares unless each capital account has a zero balance (in which case no gain shall be allocated under this subsection (A)); and

                  (B) Second, any gain not allocated pursuant to (A) shall be allocated among the

              Venturers in accordance with their Post-Second Conversion Distributive Shares.

To the extent consistent with the above allocations, any gain on the sale or other disposition of depreciable Venture assets which is recaptured as ordinary income shall be allocated among the Venturers in the same ratio as the depreciation deductions giving rise to such gain were allocated, but in no event to any Venturer in excess of the total gain allocable to such Venturer under
Section 6.2.

         6.3 Notwithstanding the provisions of Section 6.1, Venture loss from the sale, exchange, abandonment, foreclosure or other disposition (other than by lease) of any Venture property shall be allocated among the Venturers in accordance with the terms of Section 6.1 above, except that to the extent such allocation would cause any Venturer to have a negative balance in its capital account, at a time when other Venturers have a positive balance in their capital accounts, loss shall be allocated to the Venturers with such positive balances in the ratio thereof. Any remaining loss shall be allocated in accordance with the terms of Section 6.1 hereof.

         6.4. Any gain or loss computed on a federal income tax basis which is in excess of the gain or loss computed on the basis of the Venture's assets contained in its books and records which is a result of crediting Cogen's capital account with the fair market value of the Lease and other properties contributed to the Ventuire by Cogen Pursuant to Section 4.1 hereof, rather than the federal income tax basis thereof, shall be allocated solely to Cogen. In the event of (i) a future contribution of property with a variation between its fair market value and federal income tax basis at the date of contribution, the tax consequences attributable to such variation shall be allocated in accordance with section 704(c) of the Code, or (ii) a distribution to a Venturer, other than in connection with the dissolution and liquidation of the Venture, of Venture assets with a variation between their fair market value and federal income tax basis, this Agreement shall be amended to the extent in the opinion of tax counsel for the Venture it is necessary to comply with sections 704(b) and 704(c) of the Code.

         6.5. All references to income, gains, losses and deductions shall include income and gain exempt from tax, expenditures described in section 705(a)(2)(B) of the Code, expenses described in section 709 of the Code other than amounts with respect to which an election is made under section 709(b), disallowed losses under sections 267(a)(1) or

707(b) of, the Code and basis adjustments to section 38 property under section 48(q) of the Code.

         6.6. Income, gain, loss, deduction or credit attributable to any Venture interest which has been transferred shall be allocated between the transferred and the transferee pursuant to any method allowable under Section 706 of the Code, which is acceptable to transferor, transferee and the Managing Venturer, or in the absence of agreement, as follows:

         (a) For the months prior to the transfer, to the transferor.

         (b) For the months subsequent to the transfer, to the transferee.

         (c) For the month of the transfer, to the transferee if the transfer occurs on or before the 15th day of such month and to the transferor if occurring thereafter.

                                   ARTICLE 7

                          CONSTRUCTION, OPERATION AND
                         MANAGEMENT OF THE PROJECT AND
                                  THE VENTURE

         7.1. As soon as possible after the execution hereof, the Venture shall obtain the Construction/Term Loan as provided in Section 4.6 hereof. Upon and subject to obtaining the Construction/Term Loan, the Venture shall cause the Project to be constructed generally in accordance with Exhibit C hereto. All property (including, without limitation, the Project) acquired, by purchase or otherwise, on account of the Venture shall be the property of the Venture. Title to all property of the Venture shall be held in the name of the Venture. ContemDoraneously with the execution hereof, Cogen shall (and by these presents does hereby) assign and convey to the Venture all of Cogen's rights, titles and interests in and to the Lease, the Electric Power Sale Agreement, the Steam Sale Agreement, the Steam Producing Facility Agreements (and the assets covered thereby) the Wheeling Agreement, the Kidder Peabody Agreement, the System Supply Agreement (if such respective agreements shall have been executed by Cogen prior to the date hereof) and all other interests it may have, if any, in respect of the Project. Cogen nereby warrants that none of such agreements have been encumbered (except pursuant to the terms of the Steam Producing Facility Agreements), and that such agreements represent all the agreements it has entered into relating to the Project prior to the date hereof.

The Venture shall (and does hereby) assume all obligations of Cogen accruing thereunder from and after the date of such agreements (and to the extent Cogen may have actually payments under any such agreements, agrees to reimburse Cogen promptly upon demand by Cogen for such payments made). The Managing Venturer shall endeavor to consummate a steam sale agreement with Exxon Company U.S.A., or such other purchaser(s) as shall be acceptable to the Venture, as soon as possible after the date hereof.

         7.2. The overall management and control of the business and affairs of the Venture shall be vested in the Managing Venturer, except to the extent reserved unto the Venturers as set forth in Sections 7.5, 7.6 and 7.7 below. No assignee shall participate in the management, liquidation or winding up of the Venture unless such assignee is admitted,to the Venture as a substitute or additional. Venturer pursuant to Section 12.5 below. The Managing
Committee, by unanimous vote of all members other than those appointed by the Managing Venturer and subject to the terms of Section 17.10 hereof, may remove the Managing Venturer due to willful malfeasance of its duties hereunder or willful breach by the Managing Venturer of the terms of this Agreement or of its fiduciary duties (provided the Managing Venturer shall not have cured such malfeasance or breach within ninety (90) days after notice is given to the Managing Venturer detailing with particularity the alleged malfeasance and/or breach). If Cogen shall be removed as the Managing Venturer, Cogen shall elect by notice to the other Venturers within ten (10) days after such removal either to (i) sell its interest in the Venture to the other Venturers or (ii) keep such interest but have no further representatives on the Managing Committee (in which latter event Cogen shall remain liable for any damages incurred by the Venture due to the occurrence of any event referred to in the immediately preceding sentence hereof). Should Cogen elect to sell its interest, it shall be sold for a purchase price payable in the manner contemplated under Section 13.3(b) hereof, in an amount equal to the "Agreed Value" of such interest (as defined in Section 13.3(ai hereof, except that for purposes of the calculation of Agreed Value in such instance, the reference in Section 13.3(a)(iv) to "Section 13.1," shall be deemed to read "Section 7.2."). Such interest shall be acquired by the other Venturers in such percentages as such other Venturers may agree, and in the absence of agreement (and subject to the limitation set forth in Section 4.8) in proportion to their respective then-existing Distributive Shares. If Cogen elects to thus sell such interest, the other Venturers promptly thereafter shall change the name of the Venture so as not to include the name "Cogen" therein. If Cogen elects not to sell its interest in the Venture, it shall not be entitled to appoint any further representatives to the Managing Committee, and the voting rights previously held by Cogen's representatives to the Managing Committee shall be deemed owned by the other Venturers in proportion to their respective then-existing Distributive Shares.

         7.3. All decisions of the Managing Committee shall be made by Majority Vote of the Venturers, except when the terms of this Agreement or applicable law specifically require the consent by a larger vote or by all the Venturers. Each member of the Management Committee appointed by Cogen shall have one vote on matters to be voted on by the Managing Committee. The other four members of the Managing Commictee (being the members appointed by the other four Venturers) shall have three total votes. The percentage of such three votes which each such other member shall be entitled to cast shall be represented by a fraction, the numerator of which shall be the Distributive Share at that time of the Venturer which shall have appointed such member, and the denominator of which shall be the then Distributive Share of all Venturers (exclusive of Cogen). Each Venturer shall have the right, from time to time, to replace its representative(s) or any of them on the Managing Committee, upon the giving of written notice thereof to the remaining Venturers. The Managing Committee shall meet not less often than semiannually or at such intervals and at such location or locations as may be agreed upon by the Managing Committee and shall adopt such procedures for calling and conducting meetings as shall be approved by Majority Vote of the Venturers. The Managing Venturer shall be entitled to appoint the Chairman of the Managing Committee. The Chairman of the Managing Committee shall be responsible for calling and conducting the meetings of the Managing Committee, such meetings to be called on the Chairman's motion or upon request by members of the Managing Committee representing at least 50% of the Venturers.

         7.4. In the event receipts from the Venture's business are insufficient to meet the cash needs of the Venture for operating expenses, debt service or any other current expense, then, if possible, the Venture will, from time to time (and subject to the requirements of then existing loan agreements of the Venture), borrow from third-party lenders the funds needed to cover such deficiencies, in which event and after approval of such borrowing by a 2/3 Vote of the Venturers, the Managing Venturer shall execute all documents required to obtain such loans; provided, however, such loans shall be secured solely by the assets of the Venture and will not require any personal liability of, or guarantees by, any Venturer or Venturers. If, however, sufficient loan funds are unavailable on reasonable terms from third-party lenders, then each of the Venturers shall have an option to make loans

("Venture Loans") to the Venture in such respective amounts as such Venturers may agree, or in the absence of an agreement, in the proportionate amount (measured by the relation of each such Venturer's then-existing Distributive Share to 100% of the Distributive Shares owned by all such Venturers which elect to make such Venture Loans) of the, cash needed by the Venture. Each Venture Loan shall bear interest at a per annum rate of interest equal to the "prime rate announced from time to time by Chase Manhattan Bank, N.A., New York, New York, plus 3% (said Venture Loan interest rate changing as and when such prime rate shall change). Each Venture Loan, prior to final maturity, shall be paid solely from Available Cash; however, notwithstanding anything in this Agreement appearing to the contrary, all Venture Loans, including interest thereon, shall be paid in full from Available Cash before any additional distributions of Available Cash are made to the Venture, and shall be finally due and payable, if not sooner paid, 25 years after the date such Venture Loan(s) were made. Venture Loans shall be non-recourse to the Venturers, payable as aforesaid solely from Available Cash, but shall be secured by a mortgage lien on the Project, expressly subordinate to all then or thereafter existing liens of third parties on the Project if at such final maturity date, such Venture Loan(s) shall not be paid in full, the holder thereof shall be entitled to foreclose upon said subordinate mortgage lien, but in no event shall any Venturer be liable for any deficiency resulting after such foreclosure. The Managing Venturer shall issue a notification to the Venturers in the Managing Venturer's reasonable discretion when Venture Loans are needed by the Venture and upon the issuance of such a notification, each Venturer which elects to make a Venture Loan shall notify the Managing Venturer within ten (10) days thereafter, and shall make its Venture Loan within twenty (20) days after the date of such notification. Unless approved by 2/3 Vote of the Venturers, a notification by the Managing Venturer requesting Venture Loans shall be made only at such times as may be reasonably necessary to meet the cash needs of the Venture. in each notification, the Managing Venturer shall designate the purpose or purposes for which the proceeds of the Venture Loans will be used. The proceeds from all Venture Loans shall be used solely for the purposes set out in the notification. All Venture Loans made pursuant to a given notification shall be repaid on a proportionate basis, regardless of when made, and shall be repaid in full before any Venture Loans made pursuant to a subsequent notification are prepaid. The Venture Loans contemplated under this Section 7.4 are not the Construction/Term Loan contemplated under this Agreement, and the provisions of this Section 7.4 shall not apply to the Construction/Term Loan even if made by one or more of the Venturers or their Affiliates. All Venture Loans shall be and hereby are expressly subordinated to the Construction/Term Loan and any other loan made to the Venture by third parties other tha, Affiliates of the Venturers. In the event receipts from the Venture's business are insufficient to meet cash needs for operating expenses, debt services and other current expense and the Venture is unable to obtain acceptable third-party loans and Venture Loans are not made in an amount sufficient to cover such deficit, the Venture shall be dissolved and liquidated pursuant to Article 14 hereof.

         7.5. No Venturer shall, without the written consent of all of the other Venturers (acting through their respective members of the Managing Committee), do any of the following:

         (a) assign the Venture's property in trust for creditors or on the assignee's promise to pay the debts of the Venture;

         (b) dispose of the goodwill of the Venture;

         (c) do any other act which will make it impossible to carry on the ordinary business of the Venture, except a sale of the Project pursuant to
    Article 16;

         (d) willfully and knowingly (i) violate any law or (ii) cause the Project to lose its status as a "Qualifying Cogeneration Facility," as defined in PURPA;

         (e) pledge or transfer or allow or cause to become encumbered in any manner its interest in the Venture, except as permitted in Article 12 hereof;

         (f) do any other act for which unanimity is required by the other provisions of this Agreement or applicable law;

         (g) do any act which will cause another Venturer to incur a personal liability for indebtedness for borrowed money of the Venture;

         (h) alter the purpose of the Venture;

         (i) extend the term of this Agreement;

         (j) cause the Venture to merge with or acquire any other business;

         (k) sell or otherwise transfer all or substantially all assets of the Venture in any one transaction or in any period of 12 months, or

         (1) change the distribution or allocation provisions of this Agreement or otherwise amend this Agreement.

         7.6. No Venturer shall, unless approved by 2/3 Vote of the Venturers, do any of the following:

         (a) enter into any commitment for or execute any closing documents for the Construction/Term Loan;

         (b) make, execute or deliver for the Venture a bond, mortgage, deed of trust, guaranty, indemnity bond, security bond or accommodation paper or accommodation endorsement;

         (c) borrow money in the Venture's name or use the Venture's property as collateral;

         (d) assign, transfer, pledge or release any claim or debt in excess of $100,000 to the Venture except upon payment in full;

         (e) convey or contract to convey any Venture real property;

         (f) execute (or amend) any contract obligating the Venture to expend in excess of $500,000 during the contemplated life of the contract (unless such expenditure in excess of such sum shall have been contemplated in a previously approved budget) or obligating the Venture to perform services or sell products which services or products have a value of in excess of $500,000; or

         (g)  establish annual budgets.

         7.7. No Venturer shall, unless approved by a Majority Vote of the Venturers, do any of the following:

         (a) employ, retain, dismiss or discharge the Manager;

         (b) execute (or amend) any contract obligating the Venture to expend in excess of $50,000 during the contemplated life of the contract (unless such expenditure in excess of such sum shall have been approved pursuant to a previously approved budget) or obligating the Venture to perform services or sell products which services or products have a value of in excess of $50,000; or

         (c) assign, transfer, pledge or release any claim or debt in excess of $10,000 to the Venture except upon payment in full.

         7.8. The Managing Committee may appoint such committees and agents in connection with the operation of the Venture and its business as it may deem necessary or desirable, but no such committee or agent may perform any act for which consent of the Venturers is required by this Agreement without such consent. However, it is agreed that the Managing Venturer shall be delegated the duties hereinafter set forth (and such additional duties as shall from time to time be agreeable to the Managing Committee and the Managirig Venturer). The Managing Venturer (or its assigns) shall be paid the Management Fee on a monthly basis for its services hereunder. (Mention is hereby made that the Managing Venturer has assigned to Robert C. McNair and his assigns the right to such Management Fee so long as Cogen shall serve as the Managing Venturer hereunder.) The Managing Venturer shall be entitled to contract with third parties for the performance of, and delegate to third parties, all or any part of the duties of the Managing Venturer hereunder. The Managing Venturer, subject to approval as to selection by the Managing Committee, shall employ, and from its own funds shall pay, the salary of the Manager. Likewise, the Managing Venturer shall pay from its own funds for routine accounting and legal services of the Venture (not including fees for litigation or fees incurred incident to formation of the Venture and the negotiation and preparation of agreements and performance of services incident to development, construction and financing of the Project), for the wages, salaries and overhead of the Managing Venturer's staff, and normal travel expenses of representatives of the Managing Venturer in performing the services of the Managing Venturer hereunder. All other costs, however, reasonably incurred by the Managing Venturer in connection with the Project shall be reimbursed by the Venture. The Managing Venturer shall provide the management necessary to implement or cause to be implemented the decisions approved by the Managing Committee (in instances in which Managing Committee approval is required hereunder) and to conduct or cause to be conducted the ordinary day to day affairs of the Venture in accordance with and as limited by this Agreement and any budget approved by the Venturers. The Managing Venturer shall provide all services required of it hereunder without any additional cost to the Venture, other than the Management Fee (and reimbursement of costs as set forth above) and shall procure such additional extraordinary services as may be required by the venture at Venture expense subject to a budget approved by the Venturers. The Managing Venturer shall make all decisions, execute all agreements and documents, and take all other actions in behalf of the Venture, without the necessity of approval tnereof by the Venturers, except to the extent the approval of all, a Majority Vote of the Venturers or a 2/3 Vote of the Venturers is required under any other provision of this Agreement. Without limiting the foregoing, the Managing Venturer shall perform, in a timely manner, all the following management duties on behalf of the Venture:

       (1) Employ and supervise the Manager who shall coordinate and supervise the development and operation of the Project.

       (2) Act as a representative of the Venture to administer and supervise construction of the Project and to certify payments due under the terms of any contract and coordinate the issuance of any completion certificate and the correction of any deficiencies in the work.

       (3) Provide financial services necessary to the Venture, including, without limitation, the preparation of an annual budget for approval by the Venturers, and obtaining preparation of necessary cash flow statements and statements of sources and application of funds.

       (4) Obtain services necessary to maintain all books and records of the Venture for accounting and tax purposes.

       (5) Conduct marketing necessary and incident to the Project and submit periodic reports to the Venturers, and conduct necessary government, customer, supplier and public relations.

       (6) Negotiate, execute and amend contracts relating to the Project, any such contract or amendment thereto to be subject to the approval of a Majority Vote of the Venturers if it shall obligate the Venture to expend in excess of $50,000, or to perform services or sell products with a value of in excess of such amount, during the contemplated life of the contract, or to approval of 2/3 Vote of the Venturers if it shall obligate the Venture to expend in excess of $500,000, or to perform services or sell products with a value of in excess of such amount, during the contemplated life of the contract, unless, in any instance, such expenditure has been contemplated in a previously approved budget.

       (7) Conduct the day to day management of the Project.

       (8) Obtain such insurance, at Venture expense, as may be required by any contract agreed to by the Venture, or otherwise, as may be approved by the Venturers with respect to the Project.

       (9) Render for taxation and pay, at Venture expense, all ad valorem taxes, assessments and ofher impositions applicable to the Project and any other assets of the Venture.

      (10) Provide for collection of all sums due to the Venture and otherwise enforce the obligations of all parties with regard to any contract or other arrangement entered into by the Venture.

      (11) Perform all other normal business functions and otherwise operate and manage the business and affairs of the Venture in accordance with and as limited by the terms of this Agreement.

      (12) As from time to time determined by the Managing Venturer to be in the best interest of the Venture, submit to arbitration or similar proceeding any Venture claims as against a third party not a Venturer or an Affiliate or liability allegedly owed to the Venture by a third party not a Venturer or Affiliate.

      (13) Select the system supplier for the Project, and, after consultation with the Managing Committee, enter into the System Supply Agreement.

         7.9. The Venture will maintain such bank accounts as the Venturers may deem necessary, for the deposit of Venture funds and for the proper segregation thereof into such separate accounts as the Venturers may deem appropriate. All withdrawals from any such bank account shall be made by the Managing Venturer or the duly authorized agent or agents of the Managing Venturer. Venture funds shall not be commingled with those of any other person. Any excess funds not needed for operating costs which are being held by the Venture prior to distribution as Available Cash to the Venturers shall be invested in demand deposits, money market accounts, certificates of deposit and other liquid assets as are approved by the Managing Committee from time to time.

         7.10. The Venture shall not indemnify any Venturer for payments made or liabilities incurred while acting outside the scope of that Venturer s actual authority. Each Venturer shall be personally liable to the Venture for any liabilities incurred by the Venture by reason of that Venturer's acting outside the scope of such Venturer's actual authority. The Venture shall indemnifv, however, any Venturer for payments made or liabilities incurred while acting within the scope of that Venturer's actual authority.

                                   ARTICLE 8

                             LOANS TO THE VENTURE
                             --------------------

         Except for Venture Loans contemplated under Section 7.4, no Venturer shall be entitled to make loans to the Venture. No Venture Loan shall increase the Capital Contribution of a Venturer to the Venture or entitle such Venturer to any increase in such Venturer's Distributive Share. Nothing herein set forth shall preclude, however, any Venturer or any Affiliate of a Venturer, from making the Construction/Term Loan to the Venture if approved by 2/3 Vote of the Venturers.

                                   ARTICLE 9

                        BOOKS, RECORDS AND TAX MATTERS
                        ------------------------------

         9.1. Proper and complete records and books of account shall be kept by the Managing Venturer in which shall be entered fully and accurately all transactions and other matters relative to the Venture's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character.

         9.2. Each Venturer and/or such Venturer's duly authorized representative, at such Venturer's expense, shall have the riaht, power and authority to examine, inspect, copy and audit, at any and all reasonable times, the-books, records and accounts of the Venture.

         9.3. The books and records of the Venture shall be at all times maintained at the principal office of the Managing Venturer, or at such other place as the Venturers may determine from time to time.

         9.4. The venture shall be treated as a partnership for federal and all state tax purposes. The Managing Venturer shall cause the Venture to prepare and file on or before the due date annually a United States Partnership Return of Income and any necessary state tax returns. Within ninety (90) days after the end of each calendar year, the Managing Venturer shall send each person who was a holder of an interest in the Venture at any time during the calendar year then ended (including any assignee permitted hereunder, whether or not a substituted Venturer) all Venture tax information as shall be necessary for the preparation by such holder of its federal, state or local income tax return. Furtner, the Managing Venturer will furnish to the Venturers copies of all federal, state and local income tax returns or information returns, if any, which the Venture is required to file. The Managing Venturer is hereby designated the "Tax Matters Partner" of the Venture, and as such, shall be entitled to make all necessary filings with the Internal Revenue Service. All tax returns filed and all tax elections made by the venture shall be subject to approval by 2/3 Vote of the Venturers.

         9.5. Within ninety (90) days after the end of each fiscal year, the Managing Venturer shall send to each person who was a Venturer in the Venture at any time during the fiscal year then ended (i) a balance sheet as of the end of the fiscal year and statements of income, Venturers' equity and changes in financial position for such fiscal year, and a statement of source and application of funds for such fiscal year, all of which shall be prepared on an accrual basis in accordance with generally accepted accounting principles, consistently applied (ii) a report summarizing the fees and other remuneration paid by the Venture for such fiscal year to the Managing Venturer or any Affiliate, and (iii) a statement showing each Venturer's share of the Available Cash and their distributions, net income, net loss, and other relevant fiscal items of the Venture for such fiscal year. The financial information to be furnished under (i) through (iii) above will be audited by a nationally recognized independent certified public accounting firm, selected from time to time by a Majority Vote of the Venturers. The financial information to be furnished under (i) above will also be furnished by the Managing Venturer to each Venturer monthly on an unaudited basis within 20 days after the end of each month other than the last month of the fiscal year.

                                  ARTICLE 10

                     FISCAL YEAR AND BASIS FOR ACCOUNTING

         10.1. The fiscal year of the Venture shall be the calendar year or as otherwise may be designated by the Managing Committee.

         10.2. Except to the extent otherwise specifically provided herein, the Venture shall operate and keep its books and records on an accrual basis in accordance with generally accepted accounting principles, consistently applied.

                                  ARTICLE 11

                      LIABILITIES OF VENTURERS INDEMNITY

         11.1. None of the Venturers shall be responsible or liable for any indebtedness or obligation of any other Venturer incurred either before or after the execution of this Agreement, except separately as to those joint responsibilities, liabilities, indebtednesses or obligations incurred or assumed pursuant to the terms of this Agreement.

         11.2. As among the Venturers, it is agreed that each Venturer shall be responsible for the liabilities of the Venture only in proportion to such Venturer's Distributive Share existing as of the time such liability is incurred; provided that nothing herein shall be construed to enlarge the extent of liability in excess of any limitations which may be specified in the instruments creating or evidencing such liability. A liability shall be deemed incurred under the immediately preceding sentence at such time as the event or events giving rise to such liability shall have occurred, except that in respect of contractual liability, such liability shall be deemed incurred at the time payment or performance is required under such contract. Nothing in this Section
11.2 shall be deemed to require any personal obligation on the part of any Venturer to pay to any Venturer any amount in respect of all or any portion of the Construction/Term Loan.

         11.1. Subject to the provisions of Section 11.4 below, the members of the Managing Committee shall, at their own expense, devote such time to the Venture business as the members of the Managing Committee shall deem to be necessary to manage and supervise the Venture business and affairs in an efficient manner.

         11.4. Subject to the terms of Section 7.5(d) hereof, this Agreement sha11 not preclude or limit, in any respect, the right of a Venturer or any Affiliate or any officer, director, shareholder, trustee or beneficiary of a Venturer or any Affiliate to engage or invest in any business activity of any nature or description, including those which may be the same as or s1milar to the Venture's business and in direct or indirect competition therewith. Any such activity may be engaged in independently or with others, and may include, but not be limited to, the ownership and/or operation of a cogeneration facility for such Venturer's or any such Affiliate's, officer's, director's, shareholder's, trustee's or beneficiary's own account or the account of others, including any partnership or other entity organized by a Venturer or any such Affiliate, officer, director, trustee or beneficiary. Neither the Venture nor any Venturer shall have any right, by virtue of this Agreement or the partnership relationship created hereby, in or to such other ventures or activities, or to the income or proceeds derived therefrom, by any other Venturer and the pursuit of such ventures, even if competitive with the business of the Venture, shall not be deemed wrongful or improper. Any Venturer or any Affiliate or any officer, director, shareholder, trustee or beneficiary of any Venturer or any Affiliate shall have the right to take for his or its own account (individually or as a trustee) or to recommend to others any investment opportunity.

         11.5. Each Venturer hereby indemnifies the Venture and the Venturers for all loss, cost and expense incurred by the Venture or such other Venturers by virtue of such indemnifying Venturer taking action outside the scope of its authority hereunder, and from any loss, cost or expense resulting from such indemnifying Venturer willfully and knowingly (i) violating any law or (ii) causing the Project to lose its status as a "Qualifying Cogeneration Facility," as defined in PURPA.

                                  ARTICLE 12

                 DISPOSITION OF A VENTURER'S VENTURE INTEREST

         12.1. A Venturer shall not, without the unanimous consent of the members of the Managing Committee, which consent shall not be unreasonably withheld, directly or indirectly, sell, assign, transfer, mortgage, pledge, grant a security interest in, hypothecate, or in any manner dispose of all or any portion of such Venturer's interest in the Venture (herein collectively called a "Disposition") other than as follows:

         (a) In the case of any Venturer which in the future may be a trust, to any beneficiary of such Venturer which is a trust, to any trust created for the benefit of the beneficiary or beneficiaries of such Venturer, or to any successor trustee or trustees of such Venturer; or

         (b) Subject to the terms of Section 7.5(d) hereof, to any corporation which at the time of such transfer is, and which after such transfer will continue to contro1, be controlled by or be under common control with the transferring Venturer, provided, however, should such corporation at any time cease to control or be controlled by or be under common control with the transferring Venturer as provided above or should such corporation dissolve and attempt to distribute or otherwise transfer the Venturer interest held by such corporation except as expressly permitted by this
    Article 12, such event shall be deemed a material breach of this Agreement;

unless such interest shall first be offered to the other Venturers as hereinafter provided. Any attempted Disposition in violation of the foregoing provisions of this Section 12.1 shall be void and of no force or effect. Notwithstanding anything herein appearing to the contrary, if the other Venturers shall refuse to accept any such offer, then the Disposition may be made to the third party in question, provided there shall be compliance with the terms of Section 12.6 hereof. In such event (if the Disposition involves a sale, assignment or transfer of title to such interest, as opposed to a mortgage or pledge thereof or the granting of a security interest therein), the transferee shall be deemed a transferee of such interest under Section 12.3, unless such transferee is admitted as a substitute or additional Venturer under Section 12.5.

         12.2. If any Venturer desires to sell, assign, transfer or otherwise dispose of all or any part of its interest in the Venture (except as permitted under Section 12.1(a) and (b) above), such Venturer (the "Selling Venturer") shall first offer such interest for sale to the other Venturers, at the same price and upon the same terms as are provided in any bona fide written offer received by the Selling Venturer which it is prepared to accept, in accordance with the following provisions of this Section 12.2.

         (a) The Selling Venturer shall deliver an Offering Notice (hereinafter defined) to the other Venturers. Within 30 days from the receipt of the Offering Notice of the Selling Venturer, the other Venturers shall deliver a Reply Notice to the Selling Venturer. If by their Reply Notice the other Venturers accept the offer of the Selling Venturer, such Reply Notice shall constitute an agreement binding on the Selling Venturer and the Venturers to convey and acquire the offered interest at the price and upon the terms stated in the Offering Notice of the Selling Venturer.

     (b) If the other Venturers do not accept the offer of the Selling Venturer pursuant to the foregoing provisions of this Section 12.2, the Selling Venturer shall be released and discharged, except as hereinafter stated, from any further obligation to offer to sell the interest to the Venturers and shall be entitled under the terms of this Agreement to convey the offered interest to the purchaser at the price and upon the terms stated in the Offering Notice given by the Selling Venturer pursuant to this Section 12.2, but only if (i) such such conveyance shall be completed within a period of six months from the date of delivery of the Offering Notice to the other Venturers and (ii) the purchaser, before such conveyance, shall have entered into an agreement with the other Venturers (satisfactory in form and substance to such other Venturers) whereby such purchaser assumes all obligations of the Selling Venturer under this Agreement and agrees to be bound by all of the provisions of this Agreement. If the Selling Venturer does not complete such a conveyance within such six-month period, all the provisions of this Agreement, including the provisions of this
Section 12.2, shall apply to any future conveyance or offer for conveyance of the interest in the Venture so offered by the Selling Venturer, including a conveyance to such purchaser.

     (c) "Offering Notice" means a notice from a Venturer specifying the portion of such Venturer's interest in the Venture the offering Venturer desires to convey, the identity of the party from whom the offering Venturer has received a bona fide written offer for the acquisition of such interest, and the monetary price set forth in the offer received by the offering Venturer, together with all of the terms and conditions thereof, and offering such interest to the other Venturers, to which notice there shall be attached a copy of the offer received by the offering Venturer.

     (d) "Reply Notice" means a notice from any Venturer receiving an Offering Notice stating whether such Venturer accepts or rejects the offer made by an Offering Notice.

         (e) Whenever any Venturer is required to offer its interest to the other Venturers pursuant to this Section, such offer shall be deemed to be made to the other Venturers both pro rata in accordance with their then existing respective Distributive Shares, at the time of the offer, or in such other proportions as the other Venturers may agree upon among themselves. Except as may otherwise be agreed among the other Venturers, each of the other Venturers shall have the right to acquire that proportion of the interest being offered by the Selling Venturer which the then-existing Distributive Share owned by such Venturer bears to the total then-existing Distributive Shares owned by all of the other Venturers electing to accept the offer.

         (f) At the time of delivery of each Offering Notice and each Reply Notice delivered pursuant hereto, a copy thereof shall be delivered to each person to whom the interest covered thereby may thereafter be required to be offered pursuant to this Section.

         (g) A Reply Notice which accepts an offer made by an Offering Notice must accept such offer as to the entire interest in the Venture offered by the Offering Notice. If any Venturer receives an Offering Notice and fails to deliver a Reply Notice to the offering Venturer within 30 days from the receipt of such Offering Notice, the party who fails to so deliver a Reply Notice shall be deemed conclusively to have delivered a Reply Notice stating that such party does not accept the offer made by such Offering Notice.

         (h) Each transaction of conveyance of an interest in the Venture pursuant hereto which has been accepted by a Venturer shall be closed at such time and place as shall be agreed upon by the parties thereto, or, if no such agreement is reached, at the principal office of the Venture on the thirtieth day following the date of delivery of the last Reply Notice given in connection with such transaction or, if such date shall not be a business day, on the first business day thereafter during normal business hours.

         12.3. A transferee of any interest in the Venture, whether or not permitted under Section 12.1 or 12.2 above, shall have no right in the management of the Venture unless such transferee is either substituted as a Venturer or unless such transferee was a Venturer immediately prior to such transfer. A transferee permitted under Section 12.1 or 12.2 who was not a Venturer immediately prior to such transfer and who is not, as of the date of such transfer, admitted to the Venture as a Venturer, (i) shall be entitled to share in the profits and shall bear the losses of the Venture in accordance with the Distributive Share so transferred, (ii) shall be responsible for the liabilities of the Venture attributable to such Distributive Share, and (iii) shall be entitled to receive that which its transferor would have been entitled to receive with respect to such transferred interest on dissolution of the Venture had no such transfer been made. A transferee which is substituted as a Venturer for the transferring Venturer shall be entitled to appoint the same number of members to the Managing Committee as the transferring Venturer was entitled to appoint immediately preceding the transfer. If any Venturer shall dispose of its entier interest hereunder but its transferee is not admitted as a Venturer, the transferring Venturer shall no longer have any members on the Managing Committee, and the votes which such member(s) of such transferring Venturer had on the Management Committee shall be deemed owned on a proportionate basis by, if the transferring Venturer is Cogen, the other Venturers in to their relation then-existing Distributive Shares, or if the transferring Venturer is other than Cogen, by the other Venturers, exclusive of Cogen, in relation to their then-existing Distributive Shares. If a Venturer shall dispose of less than its entire interest, unless all Venturers shall agree to the contrary, the transferee shall not be entitled to appoint any members to the Managing Committee, but instead, the member(s) the transferring Venturer theretofore was entitled to appoint shall continue to be appointed by the transferor. In no event shall Cogen be entitled to appoint in excess of three
(3) members to the Managing Committee, even if Cogen shall acquire additional ownership interests in the Venture.

         12.4. Following the date of transfer by a Venturer of all of its venture interest, the transferor shall have no further interest in the Venture nor shall it be entitled to participate in the management of the Venture.

         12.5. No new party not now a Venturer shall be invited to participate in the Venture nor admitted to the Venture (as a substituted or additional Venturer) without the written consent of all the Venturers, which consent shall not be unreasonably withheld. Any new party which may be admitted to the Venture as a substituted or additional Venturer pursuant to this Section 12.5 shall be required to assent, by written agreement, to the terms and conditions of this Agreement as a condition precedent to such party's admission to the Venture. The admission of a new party to the Venture may also be subject to such other and further conditions, including, without limitation, the contribution of additional capital to the Venture, as the Venturers, by unanimous consent, may determine. Upon the admission of a new party to the Venture, each Venturer's Distributive Share shall be adjusted as shall be agreed upon by all the Venturers, including the newly admitted Venturer.

         12.6. Anything contained herein to the contrary notwithstanding, no Venturer may assign or otherwise transfer the whole or any part of such Venturer's interest in the Venture, and no attempted or purported transfer or assignment of a Venture interest (whether or not such assignee or transferee becomes a substituted Venturer) shall be effective if it prejudices or affects, or would prejudice or affect, the continuity of the Venture for the purposes of
Section 708 of the Code. The Managing Venturer and/or the Managing Committee is expressly authorized to enforce this provision by notifying the Venturers that all transfers or assignments will be suspended for a period of up to twelve (12) months whenever interests totaling 45% or more in interest of the Venture shall have been effectively transferred in any twelve (12) month period. Prior to any such transfer or assignment becoming effective, any Venturer may require an opinion of counsel to the effect that, except as may result from any basis adjustment made pursuant to Section 17.12 below, the transfer or assignment will not cause adverse tax consequences to the Venture or any of the nontransferring Venturers. Further, prior to any transfer or assignment being effective, the Venture shall obtain an opinion of counsel to the effect that the transfer or assignment will not cause the Project to lose its status as a "Qualifying Cogeneration Facility," as defined in PURPA. The transferor or assignor shall be responsible for paying all counsel's fees for the opinions contemplated under this Section 12.6. Moreover, no transfer or assignment shall be made if as a result thereof the Venture shall be in default under any license, lease, mortgage or other contract as to which the Venture is then bound.

         12.7. Upon the effectiveness of an assignment of interest under this
Article 12, the Venturers shall, if consent to admit such transferee as a substituted Venturer is obtained pursuant to Section 12.5, execute, file and record with the appropriate governmental agencies such documents (including amendments to this Agreement) as are required to accomplish the substitution of the transferee as a substituted Venturer. The Venture shall treat a person who becomes a substituted Venturer pursuant to the provisions of this Article 12 as the substituted Venturer with respect to the interest assigned from the date such assignment is effective under this Article 12, notwithstanding the time consumed in preparing and filing the necessary documents with governmental agencies necessary to effectuate the substitution.

         12.8. Any sale or transfer, directly or indirectly, of any equity interest in any venturer which is a corporation which results in a chahge in control of such Venturer from that existing on the date hereof shall be deemed to be a sale or transfer of such Venturer's interest in the Venture and, in the absence of compliance with this Article 12, any such change of control shall be deemed a material breach of this Agreement by such Venturer. For purposes hereof, a change in control shall be deemed to have occurred at such time as the owners of 51% or more of the voting securities of such Venturer shall be persons other than the stockholders of such Venturer on the date hereof or spouses or descendents of such stockholders. This Section 12.8 shall not apply to the transfer of voting securities of any corporation whose stock is traded on a national stock exchange.

         12.9. In the event any Venturer desires to mortgage, pledge, grant a security interest in, or hypothecate all or any portion of its interest in the Venture, such Venturer shall first offer the other Venturers the opportunity of providing the financing contemplated by such mortgage, pledge, grant of a security interest or hypothecation by complying with the same procedures, and with the same results and effects as are provided for in Sections 12.1 and 12.2.

         12.10(a) If at any time the Project shall cease to be a Qualifying Cogeneration Facility (as defined in PURPA), each Venturer (other than Cogen) (herein called the "Selling Venturer") shall have the right, exercisable within thirty (30) days after such Selling Venturer shall have received written notice of such cessation from the Managing Venturer (which notice the Managing Venturer hereby agrees to promptly deliver upon its receipt of (a) final governmental determination, or (b) an undisputed opinion of counsel, to that effect), upon the giving of notice (the "Exercise Notice") to each of the other Venturers, to cause either (i) the other Venturers (including Cogen) who shall not have elected to exercise the right to sell as set forth in this subparagraph (a), or such of them as shall agree thereto, as more fully set forth in subparagraph (c) below, or (ii) Cogen (said applicable entity or entities under (i) or (ii) being herein called the "Purchasing Party") to purchase the Selling Venturer's right, title and interest as a Venturer in the Venture (the "Subject Interest"), including, without limitation, all of the Selling Venturer's Distributive Share, for a purchase price equal to the Agreed Value (as defined in Section 13.3 hereof) thereof, payable as provided in subparagraph (b) below. Such purchase shall occur on the business day (the "Purchase Date"), designated in writing by the Selling Venturer, occurring not less tnan 20 days nor more than 30 days after the Agreed Value is determined in accordance with Section 13.3 hereof.

         (b) The purchase price provided for in subparagraph (a) above shall be paid on the Purchase Date by the execution and delivery by the Purchasing Party of a promissory note acceptable in form to the Selling Venturer or its designee, (such designee, if any, to be set forth in the Exercise Notice), payable to the Selling Venturer or such designee (i) in the principal amount of the Agreed Value of the Subject Interest, (ii) bearing interest payable monthly at the prime rate referred to in Section 7.4 hereof and at the rate provided in such
Section 7.4 hereof for Venture Loans for any period of time during which any amount is due and unpaid under such note, and (iii) payable solely from the Subject Interest and amounts distributed to the Purchasing Party by the Venture with respect thereto. On the Purchase Date, to secure the payment of amounts payable pursuant to such note, the Purchasing Party shall execute and deliver to the Selling Venturer or its designee as aforesaid a security agreement in form and substance reasonably satisfactory to the Selling Venturer or such designee assigning to the Selling Venturer or such designee as security the Subject Interest and all amounts distributable with respect thereto.

         (c) At such time as the Exercise Notice is delivered to the Venturers pursuant to subparagraph (a), the respective Venturers shall have an option on a proportionate basis (as measured by the then-existing Distributive Shares of such Venturers) to participate in the acquisition of the Subject Interest, or in such other sharing arrangement as such other Venturers may agree. In the event no other Venturer or Venturers shall desire to acquire such interest, Cogen agrees to acquire such interest. Each Venturer shall make its election whether or not to participate in such purchase by notification to all other Venturers of such election within ten (10) days after delivery of the Exercise Notice to such Venturer. If no Venturers elect to participate in such purchase within such period, Cogen shall alone acquire the Subject Interest. Such purchase by Cogen, however, shall in no event subject Cogen to any obligations it does not currently have hereunder, including, without limitation, any obligation to make any additional Capital Contributions.

         (d) Upon the occurrence of any sale under this Section 12.10, all distributions and the rights and privileges attributable to, the Subject Interest wi11 accrue and all distributions will be paid in the same manner as would have existed had the Selling venturer not disposed of its interest pursuant to the terms of this
Section 12.10, and the Subject Interest shall be subject to reduction on the respective Conversion Dates contemplated hereunder.

         (e) The terms of this Section 12.10 shall supersede any other provision of this Joint Venture Agreement appearing to the contrary, including, without limitation, the rights of first refusal and prohibition against encumbrances provisions set forth herein.

       12.11. As mentioned in Section 17.18 hereof, the Venture is currently conducting negotiations with Affiliates of PSVO relative to a construction loan, a term loan commitment, system supply agreements and an operations and maintenance agreement for the Project. The execution of this Agreement by PSVO is contingent upon, and shall not be deemed effective until, the execution of such other agreements. In the event all such agreements are not consummated between such Affiliates and the Venture by December 31, 1986, the interest herein contemplated to be owned by PSVO shall be deemed owned by the Venture (and shall be disposed of, or ultimately granted to ECFC, CEA (or both) in accordance with the procedures contemplated under the letter agreement executed contemporaneously with the Prior J/V Agreement and referred to in the first "Whereas" clause on page 1 hereof.) PSVO in such event shall not be entitled to a refund of the $150,000.00 which it previously paid to the Venture. In this regard, it is acknowledged that such sum of $150,000.00 was heretofore contributed to the Venture under an agreement which contemplated that PSVO (or its Affiliates) would have a specified period of time in which to determine whether to participate in the Venture, and if it timely elected to do so, such sum would be credited as a Capital Contribution by PSVO or its Affiliates but otherwise would be paid to the Venture as consideration for such option to participate. It is acknowledged that PSVO did not timely elect to participate, but nonetheless is being given credit for such $150,000.00 provided all such agreements between the Venture and such Affiliates of PSVO are actually executed.

                                  ARTICLE 13

                              OPTION TO PURCHASE

         13.1.  In the event that:

         (a) A Venturer or its transferee commits a material breach of this Agreement (other than a breach of the obligation to make the capital contributions required hereunder, which latter breach shall be governed by Section 4.7 hereof) which is not cured within ninety (90) days after written notice, stating with particularity the nature of the material breach, is given by any Venturer to the defaulting Venturer or transferee in accordance with Section 15.1 hereof, and subject to the terms of Section 17.10 hereof;

         (b) A Venturer or its transferee is deemed to have become bankrupt pursuant to the definition of "bankruptcy" set forth in Section 14.1 hereof;

         (c) A sale is made or attempted under execution, levy or other legal process of any Venturer's or transferee's interest in the Venture (except incident to a foreclosure of a mortgage or security interest in such interest after such mortgage or security interest shall have been made as permitted under Article 12 hereof) and such sale or attempted sale is not voided or stayed within thirty (30) days thereafter;

         (d) Any Venturer's or transferee's interest in the Venture is subjected or attempted to be subjected to a charging order pursuant to the laws of any state having jurisdiction, and such charging order or proceeding is not voided or stayed within thirty (30) days thereafter; or

         (e) Any Venturer or transferee wrongfully or in contravention of this Agreement causes or attempts to cause a dissolution of the Venture,

then the Venturer or transferee committing such material breach, taking such action, against whom such action is taken, or whose interest in the Venture is so affected, shall be obligated to offer and sell all its interest in the Venture owned or held by such Venturer or transferee at the price, upon the terms, and in the manner set forth hereinafter in this Article 13.

         13.2. Any Venturer or transferee (hereinafter called the "Offering Party") required to offer and sell its interest in the Venture pursuant to the terms and provisions of Section 13.1 shall first make an offer to sell such interest to the other Venturers (excluding the Offering Party). The other Venturers shall have the first option to purchase such offered interest in the Venture at the price and upon the terms hereinafter set forth; provided such option must be exercised by giving notice to the Offering Party within thirty
(30) days
of receipt by the other Venturers of such offer to sell by the Offering Party. In the event more than one of the other Venturers elect to purchase the remaining interest of the Offering Party in Lhe Venture, they shall purchase the remaining interest in the same proportions as the Distributive Share of each bears to the total Distributive Shares owned by all Venturers so electing, unless otherwise agreed by the other Venturers electing to purchase such interest. To be effective, the other Venturers must elect to purchase all (100%) of the offered interest. The Venturers electing to purchase all of the Offering Party's Venture interest are hereinafter called the "Purchasing Parties."

         13.3. The purchase price of any Venture interest subject to an option granted by this Article 13 and the terms on which such purchase price shall be paid shall be determined as follows:

     (a) The purchase price for the Offering Party's interest in the Venture shall be the "Agreed Value" thereof, as of the last day of the month preceding the month in which the event giving rise to the option occurred. The "Agreed Value" of an Offering Party's Venture interest shall be computed as follows, and is hereby defined to mean the greater of $1.00 or the amount which is computed as follows:

           (i) Add (a) the book value (computed in accordance with generally accepted accounting principles, consistently applied) of all tangible assets of the Venture (exclusive of the Project and all fixtures and improvements connected therewith, but including all products in process, Project products and inventory), as carried on the books of the Venture, plus (b) the appraised value of the Project and all fixtuxes and improvements connected therewith, as established by appraisal in accordance with Section 17.11 hereof;

     (ii) Deduct from the aforesaid total referred to in (i) above the sum of all liabilities of the Venture (including, without limitation, the unpaid balance of the Construction/Term Loan and Venture Loans);

     (iii) Multiply the aforesaid remainder by the Offering Party's then existing Distributive Share;

          (iv) Deduct therefrom all damages incurred by the Venture due to the occurrence of any event referred to in Section 13.1 hereof; and

          (v) The remainder thus obtained, shall be the "Agreed Value" of the Venture interest of the Offering Party.

In determining the "Agreed Value", no value shall be placed on the goodwill or name of the Venture.

        (b) The closing of the purchase of the Offering Party's interest in the Venture shall take place at the principal office of the Venture on the first regular business day following the expiration of thirty (30) calendar days following the date the Offering Party and the Purchasing Parties receive written notice of the Agreed Value of said interest as determined in accordance with the provisions of this Agreement, or at such other time and place as may be mutually agreed upon by the Offering Party and the Purchasing Parties. At the closing, the Purchasing Parties shall each pay their respective shares of the purchase price by payment of cash or immediately available funds and/or delivery of notes as hereinafter provided, and the Offering Party shall convey and assign its interest in the Venture (other than with respect to Venture Loans owing to such Venturer) by executing and delivering to the Purchasing Parties such assignments, bills of sale, releases and other instruments of assignment and conveyance as the Purchasing Parties may reasonably require, which assignments and conveyances shall be with general warranty of title and free and clear of any and all liens, mortgages, security interests, claims and encumbrances, other than the terms and provisions of this Agreement and those encumbrances incurred by all Venturers in connection with the Venture's business (and shall quitclaim all its right, title and interest in and to Venture assets). All such instruments shall be in recordable form if requested by any Purchasing Party. The purchase price for the Offering Party's interest in the Venture shall, at the respective options of the Purchasing Parties, be payable (i) in cash or immediately available funds or (ii) ten percent (10%) in cash or immediately available funds and the balance in accordance with separate promissory notes to be respectively executed by such Purchasing Parties not electing to pay cash in amounts equal to their respective shares of the purchase price, as makers, bearing interest on the unpaid principal balance thereof at the rate per annum equal to the lesser of the "Prime Rate" or the "Maximum Rate" (hereinafter defined), payable in five
(5) equal annual installments of principal (plus accrued interest), with the first such installment being due one year after the date of closing and each subsequent installment being due on each anniversary date of closing thereafter. Any change in the interest rate on the note resulting from a change in the Prime Rate shall become effective upon the announcement thereof by Chase Manhattan Bank, N.A. The "Prime Rate" hereunder shall mean a per annum rate of interest equal to the "prime rate" as announced from time to time by Chase Manhattan Bank, N.A., New York, New York (but never less than such rate as is necessary to avoid imputation of interest to the payee under the Code or applicable regulations). The "Maximum Rate" shall be the maximum lawful rate of interest which under applicable law (hereinabove defined) may be charged on the promissory note (provided if there is no maximum lawful rate or interest under applicable law, the Maximum Rate shall equal 18% per annum). All past due principal and accrued interest on the promissory note shall bear interest at the Maximum Rate. Such promissory note may be prepaid in full or in part at any time without penalty; and the indebtedness evidenced by said promissory note shall be secured by a security interest in the respective Venture interest purchased and all proceeds of and from such interest. The holder of such security interest shall have all rights and remedies of a secured party under the Uniform Commercial Code, as adopted and amended in the State of New Jersey. If there shall be more than one Purchasing Party, then such Purchasing Parties who do not elect to pay cash shall give separate notes in payment of the respective interests so sold; provided that no Purchasing Party shall be obligated on any note given by any other Purchasing Party, each respective note shall be secured only by the respective interest purchased with such note and there shall be no cross-default or cross-collateralization provisions in any of said notes. As a portion of the purchase price for the interest so sold, each Purchasing Party shall assume the payment of all indebtedness (other than non-recourse or non-personal liability indebtedness) attributable to the respective interest so acquired by such Purchasing Party.

         13.4. Payments made to a Venturer or other selling party pursuant to
Section 13.3 shall be in full and complete satisfaction of all such party's property rights as a Venturer or transferee, including its interest in the Venture and all its rights in venture property and profits, but not including its rights against the Venture for repayment of Venture Loans made by such Venturer to the Venture.

                                  ARTICLE 14

                          DISSOLUTION AND LIQUIDATION

         14.1. The Venture shall be dissolved upon the first of the following to occur:

         (a) The expiration of the term of the Venture pursuant to Article 2 hereof,

         (b) The unanimous agreement of the Venturers to dissolve,

         (c) The receipt by the Venture of the final payment due on the sales price of the Project or the Venture business following the Venture's sale thereof,

         (d) The dissolution, bankruptcy, retirement, resignation or expulsion of any Venturer,

         (e) The happening of the contingency contemplated in the last sentence of Section 7.4 hereof,

         (f) December 31, 1986, if by such date all material contracts (not including licenses and permits) necessary to the financing, construction and operation of the Project shall not have been executed, or

         (g) Any other event which causes a dissolution of a general partnership under the Partnership Act.

Each Venturer agrees that dissolution of the Venture by any event or from any cause other than bankruptcy or other than as set forth in subsections (a), (b),
(c), (e), (f) or (g) of this Section 14.1, whether voluntary or involuntary, shall be wrongful and in contravention of this Agreement. For purposes of this Agreement, the "bankruptcy" of a Venturer shall be deemed to have occurred upon the happening of any of the following:

         (i) The filing of an application by the Venturer for, or a consent to, the appointment of a trustee or receiver of such Venturer's interest in the Venture or of all or substantially all of such Venturer's assets;

         (ii) The filing by the Venturer of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Venturer's inability to pay such Venturer's debts as they come due;

         (iii) The making by the Venturer of a general assignment for the benefit of creditors;

         (iv) The filing by the Venturer of an answer admitting the material allegations of, or such Venturer's consenting to, or defaulting in answering a bankruptcy petition filed against such Venturer in any bankruptcy proceeding; or

         (v) The entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Venturer a bankrupt or appointing a trustee or receiver of such Venturer's interest in the Venture or of all or substantially all of such Venturer's assets, and such order, judgment or decree continuing unstayed and in effect for a period of ninety (90) days after such entry.

         14.2. After any dissolution of the Venture, the remaining Venturers shall review the situation and determine whether notice of dissolution should be given to creditors and other persons who have had dealings with the Venture during the two years prior to dissolution and, if so, to whom and in what manner.

         14.3. The capital accounts shall be posted as of the date of dissolution. No value shall be assigned to goodwill or to the Venture's name. Assets not sold shall be valued as provided in Section 5.2 hereof and any deemed gain or loss therefrom shall be allocated to the Venturers in accordance with the terms of Article 6.

         14.4. If dissolution of the Venture occurs because of any event or cause in contravention of this Agreement or deemed to be in contravention of this Agreement by the terms hereof (or any event contemplated under Section 14.1(g) above), the Venturers remaining, after exclusion of those Venturers (or their representatives), if any, on account of whom the dissolution occurred, shall have the right by unanimous agreement among them to continue the Venture's business under the same name, by themselves or with any other person or persons they may elect.

         14.5. If, after any dissolution, the remaining Venturers (herein called the "Continuing Venturers") elect to continue the Venture's business pursuant to Section 14.4, the Continuing Venturers (except in the case of expulsion of a Venturer, in which event the interest of the expelled Venturer, at the option of the Continuing Venturers, shall be acquired by the Continuing Venturers in accordance with the terms of Section 4.8 hereof) shall purchase the interest in the Venture of any non-continuing Venturer at the price and upon the terms specified in Section 13.3, just as if such Venture interest was subject to the purchase option as provided in Article 13; provided that such purchase price shall be reduced by any damages suffered by the Continuing Venturers by reason of such wrongful dissolution. The Continuing Venturers shall record in the proper records of the County and/or State in which the Project is located an amendment to this Joint Venture Agreement reflecting such continuation among the remaining Venturers, and shall file an amended assumed or fictitious name certificate to evidence the names of the respective Venturers doing business under the name of the Venture. The Continuing Venturers shall have and hereby are granted, an irrevocable power of attorney, to execute and file such amended assumed or fictitious name certificate.

         14.6. Upon dissolution, if the Venture's business is not continued, it shall be wound up and liquidated as rapidly as business circumstances will permit. The assets shall be applied to the following uses in the following order:

         (a) To pay or provide for all amounts owing by the Venture to creditors other than Venturers, and for expenses of winding up;

         (b) To pay or provide for all amounts owing to Venturers for Venture Loans;

         (c) To pay or provide for all other amounts owing by the Venture to the Venturers other than for capital and profits; and

         (d) To pay each Venturer the credit balance, if any, in its closing capital account.

If funds are insufficient to repay all sums owing in respect of each category of payment specified in the foregoing subsections, then the available funds shall be applied to discharge all the sums owing in respect of as many of said categories as is possible (commencing with and pursuing the order of priority aforesaid) until the first category is reached; to which sufficient funds are not available for completed satisfaction. As to such category, the remaining funds, shall be distributed proportionately to the Venturers in accordance with the ratio of their respective claims in such category unless the category involved is subsection 14.6(d), in which event, such distributions shall be made in the ratio of then-credit balances in the Venturer's respective capital accounts, as reduced by all prior allocations and distributions. If in any case prior to payment under Section 14.6(d), the capital account balances of one or more Venturers are positive, but one or more capital account balances are negative (reflect a deficit), the Venturers whose capital account balances are negative shall pay to the Venture the amount of such negative balance to the extent of such positive capital account balances.

         14.7. If dissolution occurs because of the bankruptcy of a Venturer or any act of a Venturer in contravention of this Agreement or deemed to be in contravention of this Agreement by the terms hereof, then the Venturers who did not cause such dissolution shall have the authority to wind up and liquidate the business of the Venture. If dissolution occurs by reason of any of the events set forth in subsections (a), (b), (c), (e) or (f) of Section 14.1, then all of the Venturers jointly shall have the authority to wind up and liquidate the business of the Venture. The Venturers, with the authority hereunder to wind up the business and conduct the liquidation of the Venture (being hereinafter together called the "Liquidator") shall have all powers conferred upon the Venturers under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to complete the liquidation of the Venture as provided for herein, including, without limiting the generality of the foregoing, the following specific powers:

         (a) The power to continue to manage and operate any business of the Venture during the period of such liquidation, including also the power to make and enter into natural gas purchase agreements, steam and/or electrical sales agreements and leases or rental contracts covering properties of the Venture which may extend beyond the period of liquidation; provided, however, that the Liquidator shall not have the power to create any personal obligation on any of the Venturers under any such contracts or agreements

          (b) The power to make sales and incident thereto to make deeds, bills of sale, assignments and transfers of assets and properties of the Venture.

          (c) The power to borrow funds as, in the good faith judgment of the Liquidator, may be reasonably required to pay debts and obligations for which the Venture is liable and operating expenses of the Venture, and to grant mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Venture properties as security for repayment of such loans or as security for payment of any other indebtedness of the Venture; provided, however, that the Liquidator shall not have the power to create any personal obligation on any of the Venturers to repay such loans or indebtedness other than out of available proceeds of foreclosure or sale of the properties or assets as to which a lien or mortgage is granted as security for payment thereof.

          (d) The power to settle, compromise or adjust any claims asserted to be owing by or to the Venture, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

          (e) The power to make deeds, bills of sale, assignments and transfers to the respective Venturers and their successors in interest incident to final distribution of the remaining properties of the venture (if any) as provided for herein.

All decisions of the Liquidator shall be made by a Majority Vote of the Venturers comprising the Liquidator. If, under the above provisions, properties of the Venture are distributed in kind to the respective Venturers and/or their successors in interest subject to liens or mortgages securing indebtedness of the Venture, and if thereafter one or more of such Venturers or their successors in interest shall pay more of such secured indebtedness than the pro rata share thereof attributable to the undivided interest in such properties thus distributed to or acquired by it, it shall be subrogated to and entitled to enforce such liens or mortgages as against the interest of such of the other Venturers or their successors in interest who have not paid their full pro rata share of such secured indebtedness to secure repayment to it to the extent of the deficiency in the proportionate payments attributable to their undivided interests which should have been made by such other Venturers or their successors in interest.

                                  ARTICLE 15

                                    NOTICE
                                    ------

         15.1. All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall only be effective if given or served by depositing the same in the United States mail, addressed to the person to be notified, postpaid, and certified with return receipt requested or by delivering such notice in person to such person against receipt thereof. Notices given or served pursuant hereto shall be effective upon receipt by the person to be notified. All notices shall be addressed to the Venturers at the following respective addresses:

              Cogen Technologies NJ, Inc.
              14614 Falling Creek Drive, Suite 212
              Houston, Texas 77008
              Attn: Robert C. McNair

              Enron Cogeneration Five Company
              3 Riverway
              Houston, Texas 77056
              Attn: Robert C. Kelly, President

              CEA Bayonne, Inc.
              c/o Community Energy Alternatives Incorporated
              1200 E. Ridgewood Avenue
              Ridgewood, New Jersey 07450
              Attn: Arthur S. Nislick

              PSVO Bayonne, Inc.
              Building 2, Room 737
              One River Road
              Schenectady, New York 12345

              Transco Cogeneration Company
              2800 Post Oak Boulevard
              P. 0. Box 1396
              Houston, Texas 77056
              Attn: President

         By giving to the other Venturers at least five (5) days written notice thereof in the manner hereinabove provided, the Venturers and their respective transferees and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address.

                                  ARTICLE 16

                                SALE OF PROJECT
                                ---------------

         The Venturers agree that in the event any one of the Venturers shall receive a bona fide offer from any third party to purchase the Project, and the Managing Committee by 2/3 Vote of the Venturers agrees to accept such offer, then all the Venturers shall be obligated to accept such offer, subject to the prior and preferential right and option of each Venturer, in the proportion its then-existing Distributive Share bears to the total Distributive Shares of all Venturers so electing, to acquire the Project on the same terms and conditions as are set forth in such bona fide third party offer. Such preferential right and option shall terminate thirty (30) days after receipt by the Venturer, of written notice of such offer, which notice shall be accompanied by a copy of such offer and all of the terms and conditions thereof and may be exercised by hand delivery, telegram (confirmed in writing) or by depositing such election in the United States Mail, certified, postage prepaid, prior to the termination of such preferential right and option. In the event an offer is so accepted, all of the parties hereto shall be bound thereby, and in furtherance thereof shall execute all necessary instruments and documents and do all things required to contract for and/or effectuate the sale of the Project pursuant to such offer.

                                  ARTICLE 17

                                 MISCELLANEOUS
                                 -------------

         17.1. The parties hereby acknowledge that in entering into this Agreement they have contracted with reference to the laws of the State of New Jersey and the terms and provisions of this Agreement shall be interpreted and construed under the laws of the State of New Jersey except in such cases and to such extent as the laws of another jurisdiction shall necessarily control.

         17.2. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, executors, legal representatives, successors and assigns. Whenever in this Agreement, a reference to any party is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such party; however, this Section 17.2 does not constitute a consent to any assignment, transfer or other disposition of a Venture interest or to the substitution of any assignee or transferee as a substituted

Venturer herein other than pursuant to and in accordance with the other provisions of this Agreement.

         17.3. Any agreement to pay an amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Venture and the Venturers and their respective heirs, executors, legal representatives, successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any Indebtedness or any other party, whomsoever, it being the intention of the parties hereto that no one shall be deemed a third party beneficiary of this Agreement.

         17.4. This Agreement may be amended from time to time by written instrument signed by all of the Venturers. Any such amendment shall be designated on its face as an amendment to this Agreement and shall be appended to each and every counterpart to this Agreement.

         17.5. This Agreement may be rescinded, at any time, by the unanimous written consent of the Venturers.

         17.6. This Agreement may be executed in multiple originals. It shall not be necessary in proving the fact of the existence of this Agreement, its binding effect, or the contents of any provision hereof to produce more than one executed original.

         17.7. This Agreement contains the entire agreement of the parties hereto. All prior and contemporaneous written or oral agreements between the parties as to the formation of the Venture and the rules governing its operation are revoked and superseded by this Agreement.

         17.8. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" means any individual, corporation, partnership, trust or other entity. The foregoing, however, shall not be deemed to allow the assignment, transfer, mortgage, hypothecation or other disposition of any interest in the Venture without compliance with the terms of this Agreement relating thereto.

         17.9. The Venturers agree that the Project and other assets of the Venture are owned by the Venture, as an entity. Each Venturer, accordingly, owns a Venture interest and not an undivided interest in such assets and properties. No Venturer shall have any right to partition the assets and properties of the Venture; and to the extent, if any, that any Venturer would have such a right, each such Venturer hereby irrevocably waives any and all rights to maintain any action for partition of the assets and properties of the Venture, either as a partition in kind or a partition by sale.

          17.10. Notwithstanding anything herein appearing to the contrary, in the event a Venturer is alleged to be in default hereunder, and such Venturer in good faith believes itself not to be in default, before the Venture or any other Venturer shall be entitled to exercise the rights and remedies provided for herein against such Venturer alleged to be in default, such Venturer alleged to be in default shall be entitled to have such dispute determined by arbitration in accordance with the terms of Section 17.11 below, provided notice of such election is given to the Venture and the other Venturers at least ten (10) days prior to the date the Venture or Venturers otherwise shall be authorized to exercise such other rights and remedies against such Venturer. If such Venturer shall promptly comply with the determination of the arbitrator, no other remedies hereunder shall be pursued against such Venturer in connection with the particular event giving rise to such alleged default.

          17.11. In any instance in this Agreement in which it is provided that a value shall be established by appraisal or a dispute settled by arbitration, the following procedure shall govern (and for purposes of this Section 17.11, the term "appraisal" shall mean either "appraisal" or "arbitration," as applicable, and the term "appraiser" shall mean either "appraiser" or "arbitrator," as applicable):

         The Venturer desiring appraisal shall give written notice to that effect to each of the other Venturers, specifying in said notice the name and address of the person designated to act as appraiser on its behalf. Within fifteen (15) days after the service of such notice, those remaining Venturers who own a majority share of the Distributive Shares owned by all such remaining Venturers, which majority group is called the "other party" or "second party" in this Section 17.11, shall give written notice to the first party specifying the name and address of the person designated to act as appraiser on its behalf. If the second party fails to notify the first party of the appointment of its appraiser, as aforesaid, within or by the time above specified, then the appointment of the second appraiser shall be made in the same manner as is hereinafter provided for the appointment of a third appraiser in a case where the two appraisers are appointed hereunder and the first two appraisers as well as the Venturers are unable to agree upon such third appointment. The appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and, if within thirty (30) days after the second appaiser is appointed, the said two appraisers, in the case of determination of value, shall not agree upon the valuation and their respective determinations of value shall differ by in excess of 5% (it being agreed that if such respective determinations shall differ by 51% or less, the average of such respective determinations shall be deemed the value hereunder for all purposes), or if they shall not agree upon a manner of resolution of the dispute (in the case of arbitration of a dispute), they shall themselves appoint a third appraiser whom they believe to be competent and impartial; and in the event of their being unable to agree on such appointment within ten (10) days after the time aforesaid, the third appraiser shall be selected by the Venturers themselves if they can all agree thereon within a further period of fifteen (15) days. If the Venturers do not so agree, then any Venturer, on behalf of all the Venturers, may request such appointment by the United States District Judge for the Federal District of New Jersey in which the Project is then situated, who is then senior in service (acting as an individual and not in his judicial capacity), or should such judge refuse to make such appointment, request for such appointment may be made to the American Arbitration Association or its successor. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of such appraiser so failing, refusing or unable to act. The decision of the appraisers so chosen shall be given within a period of thirty (30) days after the appointment of such third appraiser. The fair market value figure or manner of resolution of any dispute in which any two appraisers so appointed and acting hereunder shall concur shall in all cases be binding and conclusive upon the Venturers and their successors in interest. If no two of such appraisers agree within said thirty (30)-day period, then all such appraisers shall state in writing their fair market value figure, in the case of determination of fair market value, to the Venturers; the three fair market value figures shall then be averaged, and such average amount shall be considered to be the appraised fair market value of the subject matter being appraised. If no two of such appraisers agree with the aforesaid thirty (30)-day period, in the case of resolution of a dispute, then the last appraiser chosen as set forth above shall be obligated to agree with the solution of one of the other two appraisers, which determination shall be deemed the arbitrated resolution of the disuute. The first and second parties shall each pay the fees and expenses of the one of the two appraisers appointed by such respective parties or in whose stead, as above provided, such appraiser was appointed, and the fees and expenses of the third appraiser and all other expenses, if any, shall be borne half by the first party and the other half divided by the Venturers of the second party in proportion to their respective Venture interests. Any appraiser designated to serve hereunder shall have broad experience in business activities similar to those conducted by the Venture. Wnen an appraisal is sought in connection with the purchase of a Venture interest pursuant to Article 13, the Offering Party shall be entitled to appoint one (1) appraiser and the Purchasing Parties shall be entitled to appoint one
(1) appraiser, if done within the time periods and in accordance with the above provisions of this Section.

         17.12. In the event of a transfer of all or part of the interest of a Venturer in the Venture by sale or exchange or on the dissolution of a Venturer, the Managing Venturer, at the request of any Venturer (subject to approval by a Majority Vote of Venturers), shall cause the Venture to elect, pursuant to the Code, or corresponding provision of subsequent law, to adjust the basis of the Venture property as provided by Section 743 of the Code. All other elections required or permitted to be made by the Venture under the Code shall be made by a 2/3 Vote of the Venturers in such manner as in their reasonable judgment will be most advantageous to the Venturers. Each of the Venturers will upon request supply the information necessary to properly give effect to any such election.

         17.13. Each Venturer hereby recognizes that a default by it with respect ect to its obligations under this Agreement will cause irreparale harm, injury and damage to the Venture and the other Venturers. Therefore, each Venturer hereby agrees that in the event of a default by any Venturer in any obligation hereunder, the other Venturers, or any one or more of them, may, at their election, seek specific performance by the defaulting Venturer of such obligation obligations as shall have accrued prior to any termination of the Venture, and the defaulting Venturer agrees that it will not oppose such attempt to obtain specific performance on the ground that there exists adequate legal remedy (in damages or otherwise) for such default. The remedies referred to in this Agreement shall be nonexclusive, cumulative of and additional to all other remedies of the Venture and the Venturers.

         17.14. Each Venturer hereby represents and warrants to the other Venturers that, except with respect to arrangements previously made with Kidder, Peabody & Co. Incorporated pursuant to the Kidder Peabody Agreement, there are no claims for brokerage or other commissions or finders or other similar fees in connection with the transactions covered by this Agreement insofar as such claims shall be based on arrangements or agreements made by or on its behalf, and each Venturer hereby agrees to indemnify and hold harmless the Venture and the other Venturers from and against all liabilities, costs, damages, and expenses arising from any such claims arising from such Venturer's breach of said representation and warranty.

         17.15. No consent or waiver, express or implied, by any Venturer to or of any breach or default by any one or more of the other Venturers in the performance by any one or more of the other Venturers of their respective obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by other Venturers of the same or any other obligations of such other Venturers of the same or any other obligations of such other Venturers hereunder or its rights with respect to such default. Failure on the part of any Venturer to complain of any act or failure to act of any of the other Venturers or to declare any of the other Venturers in default, irrespective of how long such failure continues, shall not constitute a waiver of such Venturer of its rights hereunder.

        17.16. If any provision of this Agreement or the application of any provision hereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         17.17. Recognizing that each Venturer may find it necessary from time to time to establish to third parties such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, each Venturer agrees upon the written request of any other Venturer, made from time to time, to furnish promptly a written statement (in recordable form, if requested) on the status of any matter pertaining to this Agreement.

         17.18. Each of the Venturers acknowledges, on behalf of itself and the Venture, that: (1) PSVO is an Affiliate of the proposed lender under the contemplated construction loan agreement, of the system supplier under the contemplated system supply agreement, of the contractor under the contemplated operation and maintenance agreement and under the site preparation agreement (all of which agreements are currently under negotiation) and may be an Affiliate of the lender under the long term financing agreement; (2) it will assert no claim (including counterclaims, cross-actions and offsets), defense, or affirmative defense, whether legal or equitable in nature, against (and hereby waives all objections to any claims, defenses, or affirmative defenses of) such construction lender, system supplier, contractor, or long term lender under, the aforesaid agreements or documents or agreements related thereto, including its exercise of rights and remedies thereunder, which claims, defenses, affirmative defenses, or objections are based in whole or in part on the existence of such Affiliate relationship (except to the extent, such claims, defenses, affirmative defenses or objections are expressly permitted under such agreements); (3) waives all claims (including counterclaims, cross-actions and offsets), defenses, and affirmative defenses, whether legal or equitable in nature, against (and hereby waives all objections to any claims, defenses, or affirmative defenses of) PSVO hereunder or under the above described agreements, which claims, defenses, affirmative defenses; or objections are based in whole or in part on the existence of such Affiliate relationship (except to the extent the raising of such claims, defenses, affirmative defenses or objections is expressly permitted under such agreements). Nothing hereinabove set forth, however, shall excuse such Affiliates of PSVO from performance of their duties under the above-described agreements.

         17.19. CEA hereby agrees to furnish to the Venture within thirty (30) days after the date hereof, evidence reasonably satisfactory to the Venture, of the ability of CEA to meet its financial obligations pursuant to Section 4.3 hereof; provided, however, if it shall be necessary to obtain governmental approval of any proposed manner in which CEA is to establish such financial ability, CEA shall promptly seek such approval and pursue such efforts with diligence, in which event the thirty (30)-day period referred to in this Section
17.18 shall be extended for a reasonable period not to exceed, however, ninety
(90) days after the date hereof to enable CEA to obtain such governmental approval. In the event CEA shall fail to so furnish such evidence within such applicable time period, it shall be deemed to be in material default hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple originals as of the day and in the year first above written.

ATTEST:                            COGEN TECHNOLOGIES NJ, INC.

/s/ [Signature appears here]       By:  /s/ [Signature appears here]
------------------------------     Name:
        Secretary                  Title:
                                   Address:

ATTEST:                            ENRON COGENERATION FIVE COMPANY

/s/ [Signature appears here]       By:  /s/ [Signature appears here]
------------------------------     Name:
        Secretary                  Title: Vice President
                                   Address:


ATTEST:                            CEA BAYONNE, INC.

/s/ [Signature appears here]       By: /s/ ARTHUR S. NISLICK
------------------------------     Name: Arthur S. Nislick
        Secretary                  Title: President
                                   Address: 1200 E. Ridgewood Ave.
                                            Ridgewood, NJ 07450


ATTEST:                            PSVO BAYONNE, INC.

/s/ [Signature appears here]       By: /s/ CLEMENS M. THOENNES
------------------------------     Name: Clemens M. Thoennes
        Secretary                  Title: Vice President
                                   Address: c/o General Electric
                                            1 River Road, 21741
                                            Schenectady, NJ 12345


ATTEST:                            TRANSCO COGENERATION COMPANY

/s/ [Signature appears here]       By: /s/ ROBERT M. CHISTE
------------------------------     Name: Robert M. Chiste
        Secretary                  Title: Sr. Vice President
                                   Address:

         The undersigned, Enron Corp., hereby guarantees in favor of the Venture, the complete and timely performance by ECFC of the obligations of ECFC under Section 4.3 hereof (as such provisions may from time to time be modified or amended pursuant to the terms of the foregoing Joint Venture Agreement), and hereby waives all suretyship defenses in connection with such guarantee.

                              ENRON CORP.

                              By  /s/ K. D. Kern
                              Name   K. D. Kern
                              Title  Executive Vice President and
                                     Chief Financial Officer

         The under signed, General Electric Company, hereby guarantees in favor of the Venture, the complete and timely performance by PSVO of the obligations of PSVO under Section 4.3 hereof (as such provisions may from time to time be modified or amended pursuant to the terms of the foregoing Joint Venture Agreement), and hereby waives all suretyship defenses in connection with such guarantee.

                              GENERAL ELECTRIC COMPANY

                              By  /s/ Delbert L. Williamson
                              Name   Delbert L. Williamson
                              Title  Vice President

         The undersigned, Transco Energy Company, hereby guarantees in favor of the Venture, the complete and timely performance by TCC of the obligations of TCC under Section 4.3 hereof (as such provisions may from time to time be modified or amended pursuant, to the terms of the foregoing Joint Venture Agreement), and hereby waives all suretyship defenses in connection with such guarantee.

                              TRANSCO ENERGY COMPANY

                              By  /s/ Robert M. Chiste
                              Name   Robert M. Chiste
                              Title  Sr. Vice President